FIRST AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of August 4, 2015, to be effective as of the Effective Date (defined below) by and among ION GEOPHYSICAL CORPORATION, a Delaware corporation ("Geophysical"), ION EXPLORATION PRODUCTS (U.S.A.) INC., a Delaware corporation ("Exploration"), I/O MARINE SYSTEMS INC., a Louisiana corporation ("Marine"), and GX TECHNOLOGY CORPORATION, a Texas corporation ("GXT" and, together with Geophysical, Exploration, Marine, collectively, the "Borrowers", and each a "Borrower"), the financial institutions a party hereto as lenders (collectively, the "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, together with its successors and assignees in such capacity, the "Agent").
PRELIMINARY STATEMENTS
A.    Borrowers, Agent and Lenders are parties to that certain Revolving Credit and Security Agreement dated August 22, 2014 (as amended, restated or otherwise modified prior to the date hereof, the “Credit Agreement”);
B.    Borrowers have requested that Agent make certain amendments to the Credit Agreement;
C.    Subject to the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and the Lenders are willing to make certain amendments to the Credit Agreement, all as set forth herein; and
D.    This Amendment shall constitute an Other Document (as defined in the Credit Agreement) and these recitals shall be construed as part of this Amendment.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE IV
Definitions
4.01    Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.
ARTICLE IV
Amendment
4.01    Amendment of Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A hereto and made a part hereof for all purposes.

ARTICLE V
Conditions Precedent and conditions subsequent

5.01    Conditions Precedent to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):
(a)    Agent shall have received the following documents or items, each in form and substance satisfactory to Agent and its legal counsel:
(i)    this Amendment duly executed by Borrowers, the Lenders and Agent;
(ii)    an Amended and Restated Revolving Credit Note duly executed by Borrowers in substance and form satisfactory to Agent;
(iii)    a letter agreement relating to the termination of Revolving Commitments duly executed by all Resigning Lenders and acknowledged by the Borrowers, the Lenders and the Agent, in substance and form satisfactory to Agent;
(iv)    an Amendment Closing Certificate duly executed by Borrowers in substance and form satisfactory to Agent;
(v)    a Certificate certified by the Secretary of each Borrower (A) confirming that the organizational documents, written consents and resolutions of such Borrower that were certified to the Agent on and as of the Closing Date remain in full force and effect and have not been modified, (B) providing the names of the officers of such Borrower authorized to sign this Amendment and the Other Documents to which such Borrower is or will be a party to, together with specimen signatures of such officers and (C) attaching good standing certificates for such Borrower dated not more than ten (10) days prior to the Effective Date, issued by the Secretary of State or other appropriate official of such Borrower’s jurisdiction of incorporation and each jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification; and
(vi)    evidence that all other fees and expenses due and owing by Borrowers to Agent have been paid in full.
ARTICLE VI
NO waiver

6.01    No Waiver. Nothing contained in this Amendment shall be construed as a waiver by the Agent or any Lender of any covenant or provision of the Credit Agreement (as amended hereby), the Other Documents, this Amendment, or of any other contract or instrument between any Borrower and the Agent or any Lender, and the failure of the Agent or any Lender at any time or times hereafter to require strict performance by any Borrower of any provision thereof shall not waive, affect or diminish any right of the Agent to thereafter demand strict compliance therewith. The Agent and each Lender hereby reserves all rights granted under the Credit Agreement, the Other Documents, this Amendment and any other contract or instrument between any Borrower, Lenders and the Agent.
ARTICLE VII
Ratification
7.01    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Each Borrower hereby agrees that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Each Borrower and the Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
7.02    Representations and Warranties with respect to Other Documents. Each Borrower hereby represents and warrants to the Agent that (a) the execution, delivery and performance of this Amendment and any and all Other Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Borrower and will not violate the Articles or Certificate of Incorporation or By-Laws of any Borrower; and (b) each Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement and the Other Documents, as amended hereby.
ARTICLE VIII
AGENT’S UNDERTAKING TO COMPLETE APPRAISAL
8.01    Agent's Undertaking to Complete NOLV Appraisal.    The Agent undertakes to use commercially reasonable efforts to cause to be completed, within a reasonable time following the Effective Date, a NOLV Appraisal in accordance with Section 4.7 of the Credit Agreement, which NOLV Appraisal will include, without limitation, an appraisal of the Eligible Multi Client Library Assets.
ARTICLE IX
Miscellaneous Provisions
9.01    Survival of Representations and Warranties.    All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by the Agent or any Lender shall affect the representations and warranties or the right of the Agent and Lenders to rely upon them.
9.02    Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
9.03    Expenses of Agent. Each Borrower jointly and severally agrees to pay on demand, in accordance with the terms of the Credit Agreement (as amended hereby) all reasonable costs and expenses incurred by Agent in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Other Documents, including, without, limitation, the costs and fees of Agent’s legal counsel.
9.04    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
9.05    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and each Borrower and their respective successors and permitted assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.
9.06    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Amendment.
9.07    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
9.08    Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW)).
9.09    Further Assurances. Each Borrower hereby agrees, upon Agent’s request (i) to execute and deliver to Agent such fully authorized and executed agreements and instruments, including, but not limited to, any amendments to the Other Documents, and (ii) to take such actions as Agent deems necessary and appropriate in connection with the transactions contemplated by this Amendment.
9.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND AGENT.
5.12    Release. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS‑COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT AND LENDERS TO SUCH BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDERS AND THE AGENT. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS, THE AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDERS AND THE AGENT, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS AND THE AGENT TO SUCH BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above written.

BORROWERS:

ION GEOPHYSICAL CORPORATION

By:
Name: Steve Bate
Title: Executive Vice President and
Chief Financial Officer

ION EXPLORATION PRODUCTS (U.S.A.) INC.

By:
Name: Steve Bate
Title: Vice President

I/O MARINE SYSTEMS INC.

By:
Name: Steve Bate
Title: Vice President

GX TECHNOLOGY CORPORATION

By:
Name: Steve Bate
Title: Executive Vice President

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By:
Name: Timothy S. Culver
Title: Senior Vice President

Exhibit A

Credit Agreement

(See Attached)

~~[Execution Copy]~~REVOLVING CREDIT
AND
SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AGENT),

THE LENDERS FROM TIME TO TIME PARTY HERETO
(AS LENDERS)

~~AND~~

~~PNC CAPITAL MARKETS LLC~~
~~(AS SOLE LEAD ARRANGER AND BOOKRUNNER)~~

WITH

ION GEOPHYSICAL CORPORATION,
ION EXPLORATION PRODUCTS (U.S.A.) INC.,
I/O MARINE SYSTEMS INC.
AND
GX TECHNOLOGY CORPORATION
(AS BORROWERS)

August 22, 2014

TABLE OF CONTENTS

Page

I.	DEFINITIONS. 1

1.1	ACCOUNTING TERMS 1

1.2	GENERAL TERMS 1

1.3	UNIFORM COMMERCIAL CODE TERMS 39

1.4	CERTAIN MATTERS OF CONSTRUCTION 39

II.	ADVANCES, PAYMENTS. 40

2.1	REVOLVING ADVANCES. 40

2.2	PROCEDURES FOR REQUESTING REVOLVING ADVANCES; PROCEDURES FOR SELECTION OF APPLICABLE INTEREST RATES FOR ALL ADVANCES. 41

2.3	RESERVED. 43

2.4	SWING LOANS. 43

2.5	DISBURSEMENT OF ADVANCE PROCEEDS 44

2.6	MAKING AND SETTLEMENT OF ADVANCES. 45

2.7	MAXIMUM ADVANCES 46

2.8	MANNER AND REPAYMENT OF ADVANCES. 47

2.9	REPAYMENT OF EXCESS ADVANCES 47

2.10	STATEMENT OF ACCOUNT 47

2.11	LETTERS OF CREDIT. 48

2.12	ISSUANCE OF LETTERS OF CREDIT. 48

2.13	REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT. 49

2.14	DISBURSEMENTS. REIMBURSEMENT. 49

2.15	REPAYMENT OF PARTICIPATION ADVANCES. 51

2.16	DOCUMENTATION 51

2.17	DETERMINATION TO HONOR DRAWING REQUEST 52

2.18	NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS 52

2.19	LIABILITY FOR ACTS AND OMISSIONS. 53

2.20	MANDATORY PREPAYMENTS: VOLUNTARY REDUCTIONS OF REVOLVING COMMITMENTS. 55

2.21	USE OF PROCEEDS. 56

2.22	DEFAULTING LENDER. 56

2.23	PAYMENT OF OBLIGATIONS 59

2.24	INCREASE IN MAXIMUM REVOLVING ADVANCE AMOUNT. 59

III.	INTEREST AND FEES. 62

3.1	INTEREST 62

3.2	LETTER OF CREDIT FEES. 62

3.3	FACILITY FEE 64

3.4	FEE LETTER; APPRAISALS. 64

3.5	COMPUTATION OF INTEREST AND FEES 64

3.6	MAXIMUM CHARGES 64

3.7	INCREASED COSTS 64

3.8	BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR 65

3.9	CAPITAL ADEQUACY. 66

3.10	TAXES. 67

3.11	REPLACEMENT OF LENDERS 69

IV.	COLLATERAL: GENERAL TERMS 70

4.1	SECURITY INTEREST IN THE COLLATERAL 70

4.2	PERFECTION OF SECURITY INTEREST 70

4.3	PRESERVATION OF COLLATERAL 71

4.4	OWNERSHIP AND LOCATION OF COLLATERAL. 71

4.5	DEFENSE OF AGENT'S AND LENDERS' INTERESTS 72

4.6	INSPECTION OF PREMISES: FIELD EXAMINATIONS 72

4.7	APPRAISALS 73

4.8	RECEIVABLES; DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. 73

4.9	INVENTORY 76

4.10	MAINTENANCE OF EQUIPMENT 76

4.11	FINANCING STATEMENTS 76

V.	REPRESENTATIONS AND WARRANTIES. 76

5.1	AUTHORITY 76

5.2	FORMATION AND QUALIFICATION. 77

5.3	SURVIVAL OF REPRESENTATIONS AND WARRANTIES 77

5.4	TAX RETURNS 77

5.5	FINANCIAL STATEMENTS. 77

5.6	ENTITY NAMES 78

5.7	O.S.H.A. ENVIRONMENTAL COMPLIANCE; FLOOD INSURANCE. 78

5.8	SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT; ERISA COMPLIANCE. 79

5.9	PATENTS, TRADEMARKS 80

5.10	LICENSES AND PERMITS 80

5.11	DEFAULT OF INDEBTEDNESS 80

5.12	NO DEFAULT 81

5.13	NO BURDENSOME RESTRICTIONS 81

5.14	NO LABOR DISPUTES 81

5.15	MARGIN REGULATIONS 81

5.16	INVESTMENT COMPANY ACT 81

5.17	DISCLOSURE 81

5.18	DELIVERY OF SECOND PRIORITY NOTES DOCUMENTS 81

5.19	[RESERVEDL 81

5.20	SWAPS 81

5.21	BUSINESS AND PROPERTY OF LOAN PARTIES 82

5.22	INELIGIBLE SECURITIES 82

5.23	[RESERVED]. 82

5.24	EQUITY INTERESTS 82

5.25	COMMERCIAL TORT CLAIMS 82

5.26	LETTER OF CREDIT RIGHTS 82

5.27	MATERIAL CONTRACTS 82

VI.	AFFIRMATIVE COVENANTS. 82

6.1	COMPLIANCE WITH LAWS 83

6.2	CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS 83

6.3	BOOKS AND RECORDS 83

6.4	PAYMENT OF TAXES 83

6.5	FINANCIAL COVENANTS. 83

6.6	INSURANCE. 84

6.7	PAYMENT OF INDEBTEDNESS AND LEASEHOLD OBLIGATIONS 85

6.8	ENVIRONMENTAL MATTERS. 85

6.9	STANDARDS OF FINANCIAL STATEMENTS 86

6.10	ADDITIONAL LOAN PARTIES 87

6.11	EXECUTION OF SUPPLEMENTAL INSTRUMENTS 87

6.12	[RESERVED]. 87

6.13	GOVERNMENT RECEIVABLES 87

6.14	[RESERVED]. 87

6.15	KEEPWELL 87

VII.	NEGATIVE COVENANTS. 88

7.1	MERGER, CONSOLIDATION. ACQUISITION AND SALE OF ASSETS. 88

7.2	CREATION OF LIENS 88

7.3	GUARANTEES 88

7.4	INVESTMENTS 89

7.5	LOANS 89

7.6	CAPITAL EXPENDITURES 89

7.7	RESTRICTED PAYMENTS 89

7.8	INDEBTEDNESS 90

7.9	NATURE OF BUSINESS 90

7.10	TRANSACTIONS WITH AFFILIATES 90

7.11	[RESERVED]. 90

7.12	[RESERVED]. 90

7.13	FISCAL YEAR AND ACCOUNTING CHANGES 90

7.14	PLEDGE OF CREDIT 90

7.15	AMENDMENT OF ORGANIZATIONAL DOCUMENTS 90

7.16	COMPLIANCE WITH ERISA 91

7.17	PREPAYMENT OF INDEBTEDNESS 91

7.18	SECOND PRIORITY NOTES 91

7.19	OTHER AGREEMENTS 92

7.20	MEMBERSHIP / PARTNERSHIP INTERESTS 92

7.21	LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS 92

VIII.	CONDITIONS PRECEDENT. 93

8.1	CONDITIONS TO INITIAL ADVANCES 93

8.2	CONDITIONS TO EACH ADVANCE 96

IX.	INFORMATION AS TO BORROWERS. 97

9.1	DISCLOSURE OF MATERIAL MATTERS 97

9.2	SCHEDULES 97

9.3	ENVIRONMENTAL REPORTS. 97

9.4	LITIGATION 98

9.5	MATERIAL OCCURRENCES 98

9.6	GOVERNMENT RECEIVABLES 99

9.7	ANNUAL FINANCIAL STATEMENTS 99

9.8	QUARTERLY FINANCIAL STATEMENTS 99

9.9	ROYALTY OBLIGATION REPORTS 99

9.10	OTHER REPORTS 100

9.11	ADDITIONAL INFORMATION 100

9.12	PROJECTED OPERATING BUDGET 100

9.13	[RESERVED]. 100

9.14	NOTICE OF SUITS 100

9.15	ERISA NOTICES AND REQUESTS 100

9.16	ADDITIONAL DOCUMENTS 101

9.17	UPDATES TO CERTAIN SCHEDULES 101

9.18	FINANCIAL DISCLOSURE 101

X.	EVENTS OF DEFAULT. 101

10.1	NONPAYMENT 101

10.2	BREACH OF REPRESENTATION 101

10.3	FINANCIAL INFORMATION 102

10.4	JUDICIAL ACTIONS 102

10.5	NONCOMPLIANCE 102

10.6	JUDGMENTS 102

10.7	BANKRUPTCY 102

10.8	[RESERVED]. 102

10.9	LIEN PRIORITY 103

10.10	SECOND PRIORITY NOTES DEFAULT 103

10.11	CROSS DEFAULT 103

10.12	BREACH OF GUARANTY OR PLEDGE AGREEMENT 103

10.13	CHANGE OF CONTROL 103

10.14	INVALIDITY 103

10.15	SEIZURES 103

10.16	[RESERVED]. 103

10.17	PENSION PLANS 104

10.18	ANTI-MONEY LAUNDERING/INTERNATIONAL TRADE LAW COMPLIANCE 104

XI.	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT. 104

11.1	RIGHTS AND REMEDIES. 104

11.2	AGENT'S DISCRETION 105

11.3	SETOFF 106

11.4	RIGHTS AND REMEDIES NOT EXCLUSIVE 106

11.5	ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT 106

XII.	WAIVERS AND JUDICIAL PROCEEDINGS. 107

12.1	WAIVER OF NOTICE 107

12.2	DELAY 108

12.3	JURY WAIVER 108

XIII.	EFFECTIVE DATE AND TERMINATION. 108

13.1	TERM 108

13.2	TERMINATION 108

XIV.	REGARDING AGENT. 109

14.1	APPOINTMENT 109

14.2	NATURE OF DUTIES 109

14.3	LACK OF RELIANCE ON AGENT 110

14.4	RESIGNATION OF AGENT: SUCCESSOR AGENT 110

14.5	CERTAIN RIGHTS OF AGENT 111

14.6	RELIANCE 111

14.7	NOTICE OF DEFAULT 111

14.8	INDEMNIFICATION 111

14.9	AGENT IN ITS INDIVIDUAL CAPACITY 112

14.10	DELIVERY OF DOCUMENTS 112

14.11	BORROWERS' UNDERTAKING TO AGENT 112

14.12	NO RELIANCE ON AGENT'S CUSTOMER IDENTIFICATION PROGRAM 112

14.13	OTHER AGREEMENTS 112

XV.	BORROWING AGENCY. 112

15.1	BORROWING AGENCY PROVISIONS. 113

15.2	WAIVER OF SUBROGATION 113

XVI.	MISCELLANEOUS. 114

16.1	GOVERNING LAW 114

16.2	ENTIRE UNDERSTANDING. 114

16.3	SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS. 117

16.4	APPLICATION OF PAYMENTS 120

16.5	INDEMNITY 120

16.6	NOTICE 121

16.7	SURVIVAL 123

16.8	SEVERABILITY 123

16.9	EXPENSES 124

16.10	INJUNCTIVE RELIEF 124

16.11	CONSEQUENTIAL DAMAGES 124

16.12	CAPTIONS 124

16.13	COUNTERPARTS; FACSIMILE SIGNATURES 124

16.14	CONSTRUCTION 125

16.15	CONFIDENTIALITY; SHARING INFORMATION 125

16.16	[RESERVED]. 125

16.17	CERTIFICATIONS FROM BANKS AND PARTICIPANTS; USA PATRIOT ACT. 125

16.18	ANTI-TERRORISM LAWS. 126

16.19	INTERCREDITOR AGREEMENTS 126

LIST OF EXHIBITS

Exhibits

Exhibit 1.2    Borrowing Base Certificate
Exhibit 1.2(a)    Compliance Certificate
Exhibit 2.1(a)    Revolving Credit Note
Exhibit 2.4(a)    Swing Loan Note
Exhibit 5.5(b)    Financial Projections
Exhibit 8.1(d)    Financial Condition Certificate
Exhibit 16.3    Commitment Transfer Supplement
~~Exhibit 2.24(a)    Lender Joinder Agreement~~

REVOLVING CREDIT
AND
SECURITY AGREEMENT

Revolving Credit and Security Agreement dated as of August 22, 2014 among ION GEOPHYSICAL CORPORATION, a Delaware corporation ("Geophysical"), ION EXPLORATION PRODUCTS (U.S.A.) INC., a Delaware corporation ("Exploration"), I/O MARINE SYSTEMS INC., a Louisiana corporation ("Marine"), and GX TECHNOLOGY CORPORATION, a Texas corporation ("GXT" and, together with Geophysical, Exploration, Marine and each Person joined hereto as a borrower from time to time, collectively, the "Borrowers", and each a "Borrower"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, together with its successors and assignees in such capacity, the "Agent").
IN CONSIDERATION of the mutual covenants and undertakings herein contained. Borrowers, Lenders and Agent hereby agree as follows:

I.	DEFINITIONS.
1.1    Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement shall have the respective meanings given to them under GAAP; provided, however, that whenever such accounting terms are used for the purposes of determining compliance with the financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, ~~2013.~~2014. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.
1.2    General Terms. For purposes of this Agreement the following terms shall have the following meanings:
"Advance Rates" shall have the meaning set forth in Section 2.1(a)(y)(v) hereof.
"Advances" shall mean and include the Revolving Advances, Letters of Credit and the Swing Loans.
"Affected Lender" shall have the meaning set forth in Section 3.11 hereof.
"Affiliate" of any Person shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
"Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Agreement" shall mean this Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.
"Alternate Source" shall have the meaning set forth in the definition of Federal Funds Open Rate.
"Anti-Terrorism Laws" shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
"Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant~~.~~, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.
"Applicable Margin" shall mean (a) an amount equal to ~~1.50~~2.50% for (i) Revolving Advances consisting of Domestic Rate Loans and (ii) Swing Loans and (b) an amount equal to ~~2.50~~3.50% for Revolving Advances consisting of LIBOR Rate Loans.
"Approvals" shall have the meaning set forth in Section 5.7(b) hereof.
"Approved Electronic Communication" shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the StuckyNet System©, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.
“Approved License” shall mean any agreement or other arrangement under Applicable Law between any Borrower and a Licensor pursuant to which (a) such Borrower is authorized to use or subsequently license any portion of or discrete collection of seismic data included in the Multi-Client Data Library subject to any such agreement or other arrangement under Applicable Law, as applicable and (b) Agent is granted or may obtain the right, vis-á-vis such Licensor, whether with or without the consent of the Licensor, to use, license, sell or otherwise dispose of any such portion of or such discrete collection of seismic data included in the Multi-Client Data Library.
"Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.
"Benefited Lender" shall have the meaning set forth in Section 2.6(e) hereof.
"Blocked Accounts" shall have the meaning set forth in Section 4.8(h) hereof.
"Borrower" and "Borrowers" shall have the meanings set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.
"Borrowers on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.
"Borrowers' Account" shall have the meaning set forth in Section 2.10 hereof.
"Borrowing Agent" shall mean Geophysical.
"Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.
"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.
"Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.
"Capitalized Lease Obligation" shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
"Cash Dominion Trigger Event" shall mean (a) the occurrence and continuance of an Event of Default or (b) Excess Availability is less than (i) 12.5% of the Maximum Revolving Advance Amount for five (5) consecutive Business Days or (ii) 10% of the Maximum Revolving Advance Amount on any given Business Day; provided that a Cash Dominion Trigger Event shall cease to exist, with respect to clause (a) above, upon the waiver of the applicable Event of Default, and with respect to clause (b) above, when Borrowers have Excess Availability, for sixty (60) consecutive days, exceeding 15% of the Maximum Revolving Advance Amount.
"Cash Management Products and Services" shall mean agreements or other arrangements under which Agent or any Lender or any Affiliate of Agent or a Lender provides any of the following products or services to any Borrower: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Borrower to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the "Cash Management Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.
"Cash Management Liabilities" shall have the meaning provided in the definition of "Cash Management Products and Services."
"CEA" shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
"CFTC" shall mean the Commodity Futures Trading Commission.
"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.
"Change in Law" shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c)the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel ~~HI~~III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
"Change of Control" shall mean: (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 25% or more of the voting Equity Interests of Geophysical; (b) during any period of 12 consecutive months, a majority of the members of the board of directors of Geophysical cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; (c) any merger, consolidation or sale of substantially all of the property or assets of Geophysical; and (d) the occurrence of a "change of control" under any of the Second Priority Notes Documents.
"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or any Loan Party.
"~~OP~~CIP Regulations" shall have the meaning set forth in Section 14.12 hereof.
"Closing Date" shall mean August 22, ~~2014 or such other date as may be agreed to in writing by the parties hereto.~~2014.
"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
"Collateral" shall mean and include all right, title and interest of each Loan Party in, to and under all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:
(a)    all Receivables;
(b)    all equipment and fixtures;
(c)    all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;
(d)    all Inventory;
(e)    all Subsidiary Stock, securities, investment property, and financial assets;
(f)    all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;
(g)    all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (h) of this definition; and
(h)    all proceeds and products of the property described in clauses (a) through (i) of this definition, in whatever form.
(i)    It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against any of the Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such "proceeds" of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).
Notwithstanding the forgoing, Collateral shall not include any Excluded Property, any Excluded Equity and any Excluded Account.
"Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.
"Compliance Certificate" shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of Borrowing Agent.
"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement and the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.
"Consigned Inventory" shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.
"Contract Rate" shall have the meaning set forth in Section 3.1 hereof.
"Control Account Bank" shall have the meaning set forth in Section 4.8(h) hereof.
"Controlled Group" shall mean any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
"Covenant Testing Trigger Event" shall mean (a) the occurrence and continuance of an Event of Default or (b) Liquidity is less than (i) 12.5% of the Maximum Revolving Advance Amount for five (5) consecutive Business Days or (ii) 10% of the Maximum Revolving Advance Amount on any given Business Day; provided that a Covenant Testing Trigger Event shall cease to exist, with respect to clause (a) above, upon the waiver of the applicable Event of Default, and with respect to clause (b) above, when Borrowers have Liquidity, for sixty (60) consecutive days, exceeding 15% of the Maximum Revolving Advance Amount.
"Covered Entity" shall mean (a) each Borrower, each other Loan Party and each Borrower's and each other Loan Party's respective Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
"Credit Rating" means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.
"Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.
"Customs" shall have the meaning set forth in Section 2.13(b) hereof.
"Daily LIBOR Rate" shall mean for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.
"Debt Payments" shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein, plus (c) payments on Capitalized Lease Obligations, plus (d) payments with respect to any other Indebtedness for borrowed money, including Second Priority Debt.
"Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
"Default Rate" shall have the meaning set forth in Section 3.1 hereof.
"Defaulting Lender" shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage, as applicable, of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent or Borrowing Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.
"Depository Accounts" shall have the meaning set forth in Section 4.8(h) hereof.
"Designated Lender" shall have the meaning set forth in Section 16.2(d) hereof.
"Disqualified Equity Interest" shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms, or by the terms of any Equity Interest into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is ninety-one (91) days after the Maturity Date hereunder; provided that, if such Equity Interests are issued to any plan for the benefit of employees of any Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by any Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of any Borrower, any of its Subsidiaries or any Parent or any other entity in which any Borrower or Subsidiary has an Investment and is designated in good faith as an "affiliate" by the board of directors or managers of the Borrowing Agent, in each case pursuant to any equity holders' agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by a Borrower or any of its Subsidiaries.
"Document" shall have the meaning given to the term "document" in the Uniform Commercial Code.
"Dollar" and the sign "$" shall mean lawful money of the United States of America.
"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.
"Domestic Receivables Advance Rate" shall have the meaning set forth in Section 2. l(a)(y)(i) hereof.
"Drawing Date" shall have the meaning set forth in Section 2.14(b) hereof.
"EBITDA" shall mean for any period with respect to Borrowers on a Consolidated Basis, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses), plus (b) to the extent deducted from net income for such period, without duplication, (i) all interest expense for such period, plus (ii) all charges against income for such period for federal, state and local taxes, plus (iii) depreciation expenses for such period, plus (iv) amortization expenses for such period, plus (v) all non-cash charges for such period; provided, that, EBITDA in respect of Borrowers shall not include EBITDA of the Permitted Joint Venture except to the extent the Permitted Joint Venture has positive EBITDA and only to the extent cash is actually distributed by the Permitted Joint Venture to a Borrower or Loan Party. EBITDA of any Person acquired in a Permitted Acquisition subsequent to the Closing Date shall be, as of the date of acquisition, without duplication, such Person's consolidated EBITDA calculated for the most recently completed twelve month period ended prior to such acquisition and, thereafter, its consolidated EBITDA calculated on a rolling four (4) quarter basis.
"Effective Date" means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.
"Eligibility Date" shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).
"Eligible Contract Participant" shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.
“Eligible Multi-Client Data Library Asset” shall mean and include each portion of, or discrete collection of seismic data included in, the Multi-Client Data Library (whether owned by or subject to an Approved License in favor of one or more of the Borrowers and including, with respect to any joint data acquisition program, the portion thereof attributable to any Borrower) that the Agent, in its Permitted Discretion, shall deem to be eligible for inclusion in the Formula Amount. A Multi-Client Data Library shall not be deemed eligible unless such Multi-Client Data Library is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances).
"Eligible Domestic Receivables" shall mean and include, each Receivable of a Borrower arising in the Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Domestic Receivable. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Domestic Receivable if:
(a)    it arises out of a sale made by any Borrower to an Affiliate of any Borrower (other than an Affiliate listed on Schedule 1.2(a) as in effect on the Closing Date and as may be supplemented from time to time thereafter with the prior consent of the Agent (such consent not to be unreasonably conditioned, withheld or delayed));
(b)    it is due or unpaid more than ninety (90) days after the original invoice date or sixty (60) days after the original due date;
(c)    fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Domestic Receivables under the foregoing clause (b);
(d)    any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;
(e)    an Insolvency Event shall have occurred with respect to such Customer;
(f)    the sale is to a Customer having its chief executive office or corporate headquarters outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion;
(g)    the sale to the Customer is (i) on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper or (ii) made in connection with a Joint Data Acquisition Program (unless, in the case of this clause (ii). Agent in its sole discretion agrees that the Receivable arising therefrom shall be an Eligible Domestic Receivable);
(h)    Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(i)    the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;
(j)    the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k)    the aggregate amount of Receivables owing by the Customer constitutes: (i) if such Customer has an Investment Grade Rating, more than 30% of the aggregate amount of all otherwise Eligible Domestic Receivables, Eligible Foreign Receivables and Eligible Unbilled Receivables; and (ii) if such Customer does not have an Investment Grade Rating, more than 20% of the aggregate amount of all otherwise Eligible Domestic Receivables, Eligible Foreign Receivables and Eligible Unbilled Receivables; provided that, in each case, the portion of the Receivables of any Customer not in excess of the applicable percentage for such Customer that otherwise satisfies the criteria set forth herein will be deemed Eligible Domestic Receivables, Eligible Foreign Receivables or Eligible Unbilled Receivables, as the case may be;
(l)    (i) the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim, but only to the extent of such offset, deduction, defense, dispute, credits or counterclaim, (ii) the Customer is also a creditor or supplier of a Borrower and such Borrower then owes such Customer any amount in respect of an account payable, but only to the extent of the amount of such account payable or (iii) the Receivable is contingent (as determined in accordance with GAAP consistent with such Borrowers' past practices) in any respect or for any reason;
(m)    the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(n)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed in any material respect; or
(o)    such Receivable is not payable to a Borrower.
"Eligible Foreign Receivables" shall mean Receivables that satisfy the requirements of Eligible Domestic Receivables, except for one or more of clauses (b), (c) and (f) of such definition, provided that such Receivable is (a) not due or unpaid more than one hundred twenty (120) days after the original invoice date or ninety (90) days after the original due date, (b) owing by any Customer, fifty percent (50%) or more of the Receivables from which Customer are deemed ineligible under the foregoing clause (a), and (c) credit insured (the insurance carrier, amount and terms of such insurance shall be acceptable to Agent in its Permitted Discretion and shall name Agent as beneficiary or loss payee, as applicable). For the avoidance of doubt~~.~~, Agent may in its Permitted Discretion establish reserves in respect of any co-insurance or deductible amount under any credit insurance policy.
"Eligible Unbilled Receivables" shall mean Receivables that satisfy the requirements of Eligible Domestic Receivables or Eligible Foreign Receivables, as applicable, except that an invoice for such Receivable has not been issued, provided that: (a) such Receivable is credit insured (the insurance carrier, amount and terms of such insurance shall be acceptable to Agent in its Permitted Discretion and shall name Agent as beneficiary or loss payee, as applicable), (b) with respect to licenses of completed multi-client data library projects, (i) a signed final master geophysical data license agreement and accompanying supplemental license agreement or letter of commitment have been returned by the customer, (ii) the purchase price for the license has been fixed, (iii) delivery or performance has occurred, and (iv) no significant uncertainty exists as to the customer's obligation, willingness or ability to pay; (c) with respect to multi-client data acquisition projects in process, proprietary data acquisition projects in process, data processing projects, data imaging services and other related services, (i) persuasive evidence of an arrangement exists, (ii) the price has been fixed, and (iii) ~~collectibility~~collectability is reasonably assured; (d) with respect to sales of seismic data acquisition systems and other seismic equipment, (i) evidence of an arrangement exists, (ii) the price to the customer has been fixed, (iii) ~~collectibility~~collectability is reasonably assured, and (iv) the acquisition system or other seismic equipment has been delivered to the customer and risk of ownership has passed to the customer, or, in the case in which a substantive customer-specified acceptance clause exists in the contract, if later, the customer-specified acceptance has been obtained; and (e) with respect to sales of navigation, survey and quality control software systems, (i) evidence of an arrangement exists, (ii) the price to the customer has been fixed, (iii) ~~collectibility~~collectability is reasonably assured, and (iv) the software has been delivered to the customer and risk of ownership has passed to the customer, or, in the case in which a substantive customer-specified acceptance clause exists in the contract, if later, the customer-specified acceptance has been obtained. For the avoidance of doubt, Agent may in its Permitted Discretion establish reserves in respect of any co-insurance or deductible amount under any credit insurance policy.
"Eligible Inventory" shall mean and include Inventory, excluding work in process (for the avoidance of doubt, raw materials and finished goods in the possession, under the control or located at the premises of a third party processor shall be deemed "work in process" for the purposes hereof), valued at the lower of cost or market value, determined by the Borrowing Agent in accordance with its customary accounting procedures, and which Agent, in its Permitted Discretion, shall deem to be Eligible Inventory. Inventory shall not be deemed eligible unless such Inventory is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances). In addition. Inventory shall not be Eligible Inventory if it: (a) does not conform to all applicable standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof; (b) is in-transit from a location outside the United States to any location within the United States or is in-transit within the United States (other than between locations of Borrowers); (c) is located outside the continental United States; (d) constitutes Consigned Inventory; (e) is the subject of an Intellectual Property Claim; (f) is subject to a License Agreement that limits, conditions or restricts the applicable Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Agent shall agree otherwise in its Permitted Discretion after establishing reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in its Permitted Discretion); (g) is situated at a location not owned by a Borrower unless such location is listed on Schedule 4.4 and the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (provided that if a Borrower has not obtained a Lien Waiver Agreement after using commercially reasonable efforts to do so, Agent shall establish a reserve against the Formula Amount with respect to Inventory held at such location as Agent shall deem appropriate in its Permitted Discretion); or (h) or if the sale of such Inventory would result in an ineligible Receivable.
"Environmental Complaint" shall have the meaning set forth in Section 9.3(b) hereof.
"Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.
"Equity Interests" shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3~~all~~a11-~~l~~1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the "issuer") or under the applicable laws of such issuer's jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer; (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a "partner", general or limited, or "member" (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.
"Event of Default" shall have the meaning set forth in Article X hereof.
"Excess Availability" at a particular date shall mean an amount equal to (a) the Maximum Borrowing Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
"Excluded Accounts" shall mean (a) each deposit account or securities account listed on Schedule 1.2(b), (b) each Joint Data Acquisition Program Account and (c) each other deposit account or securities account securing reimbursement obligations with respect to any letter of credit permitted by clause (i) of the definition of "Permitted Indebtedness".
"Excluded Equity" shall mean all Equity Interests owned by a Borrower that do not constitute Subsidiary Stock, including any Equity Interests in the Permitted Joint Venture.
"Excluded Hedge Liability or Liabilities" shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower's and/or Guarantor's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any ~~rale~~rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
"Excluded Property" shall mean each of the following: (a) any asset or property right of any Borrower or Guarantor of any nature: (i) if the grant of a security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or such Borrower's or Guarantor's loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity) to which such Borrower or Guarantor is party; and (ii) to the extent that any Applicable Law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to any Applicable Law or principles of equity); (b) Equity Interests of any Foreign Subsidiary that is directly owned by any Borrower or Guarantor, and any disregarded entity owner (direct or indirect through one or more other disregarded entities) of such Foreign Subsidiary, other than Voting Stock in ION International Holdings L.P. solely to the extent representing in excess of 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary or such disregarded entity owner and all Capital Stock of Foreign Subsidiaries not directly owned by any Person that is the Company or a Guarantor; (c) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the "PTO") pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d); (d) fixed or capital assets owned by any Borrower or Guarantor that is subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant to Sections 7.2 and 7.8 hereof if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets as to which such other Lien attaches and such prohibition applies; (e) motor vehicles; (f) any Equity Interest of any Subsidiary to the extent (and only to the extent) that in the reasonable judgment of Borrowing Agent, if such Equity Interest were not excluded from the Collateral then Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act would require the filing of separate financial statements of such Subsidiary with the SEC (or any other governmental agency) in connection with a registration of the Second Priority Notes under the Securities Act; (g) de minimis or immaterial assets for which perfection of the security could not be obtained without unreasonable cost and expense or under Applicable Law; (h) unless such real property and fixtures (1) secure the Second Priority Notes and (2) have a fair market value in excess of $10.0 million, real property and any fixtures owned or leased by any Borrower or Guarantor; (i) unless such Equity Interests secure the Second Priority Notes, Equity Interests in any Person other than (2) a Guarantor, to the extent such Person is at such time a Guarantor, and (2) as provided in clause (b) of this definition; (j) any deposit account or securities account (and any cash or cash equivalents or other investments deposited therein) securing Indebtedness described in clause 4.09(b)(xx) of the Second Priority Notes Indenture (but only if and to the extent any such Indebtedness is permitted to be incurred hereunder); and (k) any property not subject to a Second Priority Lien.
"Excluded Taxes" shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations (other than Hedge Liabilities and Cash Management Liabilities), (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, or (ii) that are Other Connection Taxes (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) in the case of a Lender, any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office) or is attributable to such Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 3.10(a), or (d) any Taxes imposed under FATCA.
"Exploration" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Facility Fee" shall have the meaning set forth in Section 3.3 hereof.
"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.
"Federal Funds Effective Rate" shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
"Federal Funds Open Rate" shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrowers, effective on the date of any such change.
"Fee Letter" shall mean the amended and restated fee letter dated ~~May 29, 2014~~August 4, 2015 among Borrowing Agent~~, PNC~~ and PNC ~~Capital Markets LLC~~.
“First Amendment Effective Date” shall mean August 4, 2015.
"Fitch" means Fitch Ratings Inc. and any successor thereto.
"Fixed Charge Coverage Ratio" shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, minus Unfunded Capital Expenditures made during such period, minus distributions (including tax distributions) and dividends made during such period, minus cash taxes paid during such period, to (b) all Debt Payments made during such period.
"Flood Laws" shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.
"Foreign Currency Hedge" shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.
"Foreign Currency Hedge Liabilities" shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.
"Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
"Foreign Subsidiary" shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.
"Foreign Unbilled Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv) hereof
"Formula Amount" shall have the meaning set forth in Section 2.1(a) hereof.
"Funding Rules" shall mean the requirements relating to the minimum required contributions (including any installment payments) to Pension Benefit Plans and Multiemployer Plans, as applicable, and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.
"Geophysical" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Governmental Acts" shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.
"Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
"Guarantor" shall mean each direct or indirect Material Subsidiary of a Borrower that executes and delivers a Guaranty in favor of the Agent pursuant to Section 6.10 hereof, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations; "Guarantors" means collectively all such Persons.
"Guarantor Security Agreement" shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.
"Guaranty" shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.
"GXT" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Hazardous Discharge" shall have the meaning set forth in Section 9.3(b) hereof.
"Hazardous Materials" shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.
"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
"Hedge Liabilities" shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.
~~"Increasing Lender" shall have the meaning set forth in Section 2.24(a) hereof.~~
"Indebtedness" shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker's acceptance agreement or similar arrangement; (e) net obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including (x) accrued royalty payables or (y) trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all Disqualified Equity Interests; (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person (provided that if such Person is not personally liable for such obligations, then the amount of such indebtedness, obligations or liabilities that constitutes Indebtedness shall not exceed the fair market value of the asset encumbered by such Lien); (i) all obligations of such Person for "earnouts", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).
"Indemnified Taxes" shall mean Taxes other than (a) Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement and (b) to the extent not otherwise described in the foregoing clause (a). Other Taxes.
"Ineligible Person" shall mean (a) any Person identified on Schedule 1.2(c) or any reasonably identifiable Affiliate thereof and (b) any Borrower and any Affiliate of any Borrower.
"Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
"Initial First Lien Representative" shall mean China Merchants Bank Co., Ltd., New York Branch, as administrative agent, as first lien representative for the First Lien Secured Parties (as defined in the Intercreditor Agreement) and collateral agent (or the equivalent) for the First Lien Secured Parties.
"Insolvency Event" shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person's direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
"Intellectual Property" shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secret, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.
"Intellectual Property Claim" shall mean the commencement of any litigation or other legal proceeding by any Person of a claim that any Borrower's ownership, use, marketing, sale or distribution of any Inventory, equipment~~.~~, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.
"Intercreditor Agreement" shall mean that certain Second Lien Intercreditor Agreement dated as of May 13, 2013 among the Initial First Lien Representative, the Second Priority Indenture Trustee, the Second Priority Notes Collateral Agent, Borrowers and the other parties thereto, as the same may be amended, supplemented and otherwise modified from time to time.
"Intercreditor Agreement Joinder" shall mean a Joinder Agreement, substantially in the form of Exhibit II to the Intercreditor Agreement, pursuant to which Agent shall be designated the "Replacement First Lien Representative" and "Replacement First Lien Collateral Agent" under the Intercreditor Agreement and this Agreement shall be designated the "Replacement First Lien Credit Agreement" under the Intercreditor Agreement.
"Interest Period" shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.
"Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
"Interest Rate Hedge Liabilities" shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.
"Inventory" shall mean and include as to each Borrower all of such Borrower's inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower's goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.
"Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv) hereof.
"Inventory NOLV Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iv) hereof.
"Investment Grade Rating" means a Credit Rating of BBB-/Baa3/BBB- (or the equivalent) or higher from a Rating Agency.
"Issuer" shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Lender which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.
"Joint Data Acquisition Program" shall mean a joint data acquisition program between a Borrower and BGP Inc. (a subsidiary of China National Petroleum Corporation) or any of its Subsidiaries.
"Joint Data Acquisition Program Account" shall mean each deposit account to which a Customer is directed to make payments in respect of a Joint Data Acquisition Program.
"Law(s)" shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.
"Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of any provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed; provided that notwithstanding the foregoing: (a) the Obligations of the Borrowers or any other Loan Parties with respect to any Hedge Liabilities or any Cash Management Liabilities shall be secured and guaranteed pursuant to this Agreement and the Other Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement or any Other Document shall not require the consent of the holders of any Hedge Liabilities or the holders of any Cash Management Liabilities, except, in each case, in their respective capacities as "Lenders" without giving effect to the second sentence of this definition.
"Lender-Provided Foreign Currency Hedge" shall mean a Foreign Currency Hedge which is provided by any Lender or any Affiliate of a Lender and for which such Lender or Affiliate (as applicable) confirms to Agent in writing within 30 days after the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the "Foreign Currency Hedge Liabilities") by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Lender-Provided Interest Rate Hedge" shall mean an Interest Rate Hedge which is provided by any Lender or any Affiliate of a Lender and for which such Lender or Affiliate (as applicable) confirms to Agent in writing within 30 days after the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Letter of Credit Application" shall have the meaning set forth in Section 2.12(a) hereof.
"Letter of Credit Borrowing" shall have the meaning set forth in Section 2.14(d) hereof.
"Letter of Credit Fees" shall have the meaning set forth in Section 3.2 hereof
"Letter of Credit Sublimit" shall mean $15,000,000.
"Letters of Credit" shall have the meaning set forth in Section 2.11 hereof.
"LIBOR Alternate Source" shall have the meaning set forth in the definition of LIBOR Rate.
"LIBOR Rate" shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a "LIBOR Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"LIBOR Rate Loan" shall mean any Advance that bears interest based on the LIBOR Rate.
"License Agreement" shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations.
"Licensor" shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower's business operations.
"Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the right, vis-á-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of any Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor.
"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance or other security agreement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, and any lease having substantially the same economic effect as any of the foregoing.
"Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent in its Permitted Discretion.
"Liquidity" shall mean, as of any date, the sum of (a) Excess Availability as of such date, plus (b) the aggregate amount of unrestricted cash held by the Loan Parties and their domestic Subsidiaries~~, minus (c) the amount of Qualified Cash included in the Formula Amount~~.
"Loan Parties" shall mean, collectively, Borrowers and Guarantors.
"Marine" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of the Loan Parties taken as a whole, (b) any Loan Party's ability to duly and punctually pay or perform the Obligations (other than Hedge Liabilities and Cash Management Liabilities) in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of the rights and remedies of Agent and the Lenders under this Agreement and the Other Documents.
"Material Contract" shall mean any contract or agreement, written or oral, to which a Borrower is a party (other than this Agreement or any Other Document) that is listed as a "Material Contract" in the most recently filed Annual Report of Geophysical on Form 10-K, or in any Quarterly Report of Geophysical on Form 10-Q or Current Report of Geophysical on Form 8-K filed thereafter (each as may be amended) until the Form 10-K for the immediately succeeding fiscal year is filed.
"Material Indebtedness" shall have the meaning set forth in Section 10.11 hereof.
"Material Subsidiary" shall mean any domestic operating Subsidiary of a Borrower (other than a Subsidiary that is itself a Borrower) acquired or formed after the Closing Date that holds assets (other than Equity Interests in any other Subsidiary) having an aggregate book value of $20,000,000 or more.
"Maximum Borrowing Amount" at a particular date shall mean an amount equal to the lesser of (a) the Formula Amount or (b) Maximum Revolving Advance Amount, minus the Maximum Undrawn Amount of all outstanding Letters of Credit.
"Maximum Revolving Advance Amount" shall mean, at any time, $~~80,000,000 plus any increases in accordance with Section 2.24.~~40,000,000.
"Maximum Swing Loan Advance Amount" shall mean $~~10,000,000; provided that, upon the effective date of each increase in the Maximum Revolving Advance Amount in accordance with Section 2.24, the Maximum Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum Revolving Advance Amount.~~0.
"Maximum Undrawn Amount" shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn on such date, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
"Modified Commitment Transfer Supplement" shall have the meaning set forth in Section 16.3(d) hereof.
"Moody's" means Moody's Investors Service, Inc. and any successor thereto.
"Multi-Client Data Library" shall mean Borrowers' multi-client data library consisting of seismic surveys that are offered for licensing to Customers on a non-exclusive basis.
" Multi-Client Data Library Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(v).
"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years were required, by any Borrower or any member of the Controlled Group.
"Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
"Negotiable Document" shall mean a Document that is "negotiable" within the meaning of Article 7 of the Uniform Commercial Code.
~~"New Lender"~~“NOLV Appraisal” shall have the meaning set forth in Section ~~2.24(a) hereof.~~4.7.
"NOLV Percentage" shall mean, with respect to any property or asset, the appraised net orderly liquidation value thereof, expressed as a percentage, as evidenced by an appraisal satisfactory to Agent in its sole discretion exercised in good faith.
"Non-Defaulting Lender" shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.
"Non-Qualifying Party" shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.
"Note" shall mean, collectively, the Revolving Credit Note and the Swing Loan Note.
"Obligations" shall mean and include (i) any and all loans (including all Advances and Swing Loans), advances, debts, liabilities, obligations (including all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor to Issuer, Swing Loan Lender, Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or Agent) under this Agreement, any Letter of Credit or any of the Other Documents, of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not for the payment of money, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, (x) the Obligations shall not include any Excluded Hedge Liabilities and (y) the aggregate principal amount of all Obligations shall not exceed the "Priority Lien Cap" (as such term is defined in the Second Priority Notes Indenture).
"Ordinary Course of Business" shall mean, with respect to any Borrower, the ordinary course of such Borrower's business as conducted on the Closing Date and reasonable extensions thereof.
"Organizational Documents" shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person's formation, organization or entity governance matters (including any shareholders' or equity holders' agreement or voting trust agreement) and specifically includes any certificates of designation for preferred stock or other forms of preferred equity.
"Other Connection Taxes" means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Other Document, or sold or assigned an interest in any Loan, this Agreement or any Other Document).
"Other Documents" shall mean the Note, the Perfection Certificates, the Fee Letter, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, the Intercreditor Agreement and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
"Out-of-Formula Loans" shall have the meaning set forth in Section 16.2(e) hereof.
"Overadvance Threshold Amount" shall have the meaning set forth in Section 16.2(e) hereof.
"Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.
"Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
"Participation Advance" shall have the meaning set forth in Section 2.14(d) hereof.
"Participation Commitment" shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.
"Patent Litigation" shall mean the case of Western Geco L.L.C. v. ION Geophysical Corporation (E.D. Tx.) and any appeal of the judgment entered therein.
"Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.
"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
"Pension Benefit Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code and is maintained or to which contributions are required by a Borrower or any member of the Controlled Group.
"Perfection Certificates" shall mean, collectively, the information questionnaires and the responses thereto provided by each Borrower and delivered to Agent.
"Permitted Acquisitions" shall mean acquisitions of the assets or Equity Interests of another Person (the "target") so long as: (a) the Borrowing Agent shall have provided to Agent, within such reasonable time period prior to the acquisition as may be required by Agent, in each case in form and substance satisfactory to Agent: (i) detailed projections for the target through the Scheduled Maturity Date, giving pro forma effect to such acquisition, based on assumptions satisfactory to Agent and demonstrating pro forma compliance with all financial covenants in this Agreement, and (ii) current, updated projections of the amount of the Formula Amount and Excess Availability for the twelve (12) month period after the date of such acquisition, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowing Agent believes are fair and reasonable as of the date of preparation in light of then current and reasonably foreseeable business conditions, (b) Agent shall have received a Compliance Certificate, completed on a pro forma basis giving effect to the acquisition and showing that Borrowers are in compliance with all financial covenants in this Agreement, (c) Agent shall have received satisfactory projections showing that after giving effect to any such acquisition. Excess Availability will not be less than an amount equal to 20% of the Maximum Revolving Advance Amount for the twelve (12) month period following such acquisition, (d) no Default or Event of Default shall exist or have occurred as of the date of the acquisition or any payment in respect thereof and after giving effect to the acquisition or such payment, (e) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such acquisition, which documents shall be satisfactory to Agent; and (f) Excess Availability immediately prior to the acquisition is greater than 20% of the Maximum Revolving Advance Amount.
"Permitted Assignees" shall mean: (a) Agent, any Lender or any of their Affiliates; (b) a federal or state chartered bank, a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; (c) any fund that is administered or managed by Agent or any Lender, an Affiliate of Agent or any Lender or a related entity; and (d) any Person to whom Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent's or Lender's rights in and to a material portion of such Agent's or Lender's portfolio of asset-based credit facilities; provided that no Ineligible Person shall be a Permitted Assignee.
"Permitted Discretion" means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.
"Permitted Encumbrances" shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges that are either not delinquent or are being Properly Contested; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds, bid bonds, return-of-money bonds and other obligations of like nature arising in the Ordinary Course of Business (including, for the avoidance of doubt, any surety or appeal bonds or other obligations of like nature posted or delivered in connection with the Patent Litigation); (e) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers', repairmens', mechanics', workers', materialmen's, or other like Liens arising in the Ordinary Course of Business with respect to obligations which are either not due or which are being Properly Contested; (g) Liens in respect of Purchase Money Indebtedness or Capital Lease Obligations; provided that (i) any such Lien shall not encumber any other property of any Loan Party (other than assets and property affixed or appurtenant thereto) and (ii) such Indebtedness is permitted under clause (b) of the definition of Permitted Indebtedness; (h) Liens securing the Second Priority Obligations, which Liens are subject to the Intercreditor Agreement; (i) Liens on cash and Permitted Investments arising in connection with the defeasance, discharge or redemption of Indebtedness under the Second Priority Notes; and (j) Liens arising under the Second Priority Notes Indenture in favor of the Second Priority Indenture Trustee for its own benefit; (k) Liens disclosed on Schedule 1.2(d); (l) Liens that secure Indebtedness permitted by clause (c) of the definition of "Permitted Loans"; (m) easements, zoning restrictions, rights-of-way, licenses, restrictions on the use of property or other minor imperfections in title and similar encumbrances on real property that do not materially detract from the value of the affected property or interfere with the Ordinary Course of Business of the Loan Parties; (n) leases or subleases granted to third parties in accordance with any applicable terms of this Agreement or the Other Documents and not interfering in any material respect with the Ordinary Course of Business of the Loan Parties; (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (p) any zoning or similar law or right reserved to or vested in any Governmental Body to control or regulate the use of any real property; (q) licenses of patents, trademarks and other intellectual property rights granted by any Loan Party in the Ordinary Course of Business and not interfering in any material respect with the Ordinary Course of Business of the Loan Parties; (r) the prior rights of consignees and their lenders under consignment arrangements entered into in the Ordinary Course of Business; (s) any obligations or duties affecting any of the property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held; (t) Liens on cash deposits in the nature of a right of setoff, banker's lien, counterclaim or netting of cash amounts owed arising in the Ordinary Course of Business on deposit accounts; (u) Liens on cash collateral or Permitted Investments for the existing letters of credit and Letters of Credit permitted under clause (i) of the definition of "Permitted Indebtedness", not to exceed 105% of the face amount thereof, or to secure Interest Rate Hedges and Foreign Currency Hedges (or guarantees thereof) permitted under clause (h) of the definition of “Permitted Indebtedness”; (v) Liens reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates; (w) any Lien existing on any property or asset prior to the acquisition thereof by any Loan Party or existing on any property or asset of any Person that becomes a Loan Party after the Closing Date prior to the time such Person becomes a Subsidiary of a Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Loan Party, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and (x) Liens to secure any Permitted Refinancing Indebtedness (or successive Permitted Refinancing Indebtedness) as a whole, or in part, in respect of any Indebtedness secured by any Lien; provided, however, that: (i) such new Lien shall have the same Lien priority as the original Lien and be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Permitted Encumbrance and (B) the amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing, refunding, extension, renewal or replacement.
"Permitted Indebtedness" shall mean: (a) the Obligations; (b) subject to Section 7.6, Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not exceeding $33,000,000 at any one time outstanding; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness (other than Purchase Money Indebtedness) listed on Schedule 5.8(b)(ii) hereof; (e) Indebtedness due under the Second Priority Notes in an aggregate principal amount not to exceed $175,000,000, and any other Second Priority Obligations (including any guaranties thereof); (f) Indebtedness consisting of Permitted Loans made by a Loan Party to any other Loan Party; (g) intercompany Indebtedness owing from a Loan Party to any other Loan Party in accordance with clause (c) of the definition of Permitted Loans; (h) Interest Rate Hedges and Foreign Currency Hedges that are entered into by one or more Loan Parties ~~to hedge their risks with respect to outstanding Indebtedness and~~(or by any Subsidiary or Unrestricted Subsidiary and guaranteed by one or more Loan Parties) not for speculative or investment purposes; (i) the existing letters of credit set forth on Schedule 7.8 and additional letters of credit and/or bank guarantees issued in the Ordinary Course of Business by a financial institution other than the Issuer if the Issuer is not able to issue or the beneficiary thereof will not accept such letter of credit or bank guaranty, up to a maximum total stated amount for all such letters of credit of $5,000,000; (j) any financed insurance premiums; (k) surety bonds and appeal bonds arising in the ordinary course of business; (1) Indebtedness of any Subsidiary that becomes a Loan Party after the Closing Date, provided that (i) such Indebtedness exists at the time such Person becomes a Loan Party and is not created in contemplation of or in connection with such Person becoming a Loan Party, (ii) none of the properties of Borrowers or any other Loan Parties is bound with respect to such Indebtedness, and (iii) the aggregate principal amount of Indebtedness permitted by this clause (1) shall not exceed $10,000,000; (m) other unsecured Indebtedness of a Loan Party in an aggregate principal amount not exceeding at any time outstanding $25,000,000; (n) in the case of clauses (b) through (m) above, Permitted Refinancing Indebtedness; and (o) to the extent constituting Indebtedness, liabilities in respect of the Patent Litigation.
"Permitted Investments" shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-l or P-l (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; and (e) Permitted Loans.
"Permitted Joint Venture" shall mean (a) INOVA Geophysical Equipment Limited ("INOVA"), a limited liability company organized under the laws of the People's Republic of China and formed as a Chinese joint venture between Geophysical and BGP, Inc. ("BGP"), formed or to be formed pursuant to a joint venture agreement between said parties, and until such time as Geophysical and BGP contribute their respective equity interests therein to INOVA, any other person formed by BGP (directly or indirectly) into which BGP shall have contributed assets for the purpose of consummating the Permitted Joint Venture transaction and (b) any other joint venture permitted to be formed under this Agreement which is acceptable to Agent in its Permitted Discretion for purpose of calculating any financial covenant contained herein.
"Permitted Loans" shall mean: (a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; (b) loans to employees in the Ordinary Course of Business not to exceed as to all such loans the aggregate amount of $1,000,000 at any time outstanding; (c) intercompany loans between and among Loan Parties, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Loan Parties) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations (other than Hedge Liabilities and Cash Management Liabilities)) acceptable to Agent in its Permitted Discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Parties that are the payees on such note; (d) intercompany loans made by the Loan Parties to Affiliates of the Loan Parties that are not themselves Loan Parties (which loans, for the avoidance of doubt, may be repaid and reborrowed by such Affiliates) in an aggregate principal amount at any time outstanding not exceeding the sum of (x) $25,000,000, plus (y) the lesser of (A) the principal amount of any such loans existing prior to the Closing Date which has been repaid on or after the Closing Date and (B) $8,000,000, so long as, at the request of Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by such Affiliates) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations (other than Hedge Liabilities and Cash Management Liabilities)) acceptable to Agent in its Permitted Discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Parties that are the payees on such note; and (e) loans or advances set forth on Schedule 7.5 hereto.
"Permitted Refinancing Indebtedness" shall mean in respect of any Indebtedness, any refinancing, refunding, extension, renewal or replacement thereof; provided that: (a) (i) the Permitted Refinancing Indebtedness is subordinated to the Obligations to at least the same extent as the Indebtedness being refunded, refinanced, extended, renewed or replaced, if such Indebtedness was subordinated to the Obligations and (ii) the Permitted Refinancing Indebtedness is unsecured if the Indebtedness being refunded, refinanced or extended was unsecured; (b) the Permitted Refinancing Indebtedness has a final maturity either (i) no earlier than the Indebtedness being refunded, refinanced, extended, renewed or replaced or (ii) at least ninety one (91) days after the end of the Term; (c) the Permitted Refinancing Indebtedness has a weighted average life to maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refunded, refinanced, renewed, replaced or extended; (d) such Permitted Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, renewed, replaced or extended and (iii) the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to the incurrence of such Permitted Refinancing Indebtedness; and (e) such Permitted Refinancing Indebtedness has the same obligors or a subset of the obligors (or their successors) as the Indebtedness being refunded, refinanced, renewed, replaced or extended.
"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as such terms are defined herein) maintained by any Borrower or any member of the Controlled Group or to which any Borrower or any member of the Controlled Group is required to contribute.
"Pledge Agreement" shall mean that certain Collateral Pledge Agreement executed by Geophysical in favor of Agent dated as of the Closing Date and any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.
"PNC" shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.
"Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof.
"Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.
"Projections" shall have the meaning set forth in Section 5.5(b) hereof.
"Properly Contested" shall mean, in the case of any Indebtedness, Lien, Taxes, assessments or governmental charges, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien, Taxes, assessments or governmental charges, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness, Taxes, assessments or governmental charges during the period prior to the final resolution or disposition of such dispute will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness, Taxes, assessments or governmental charges unless enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.
"Protective Advances" shall have the meaning set forth in Section 16.2(f) hereof.
"Published Rate" shall mean the rate of interest published each Business Day in the Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Agent).
"Purchase Money Indebtedness" shall mean Indebtedness: (a) incurred to finance all or any part of the purchase price or cost of construction, purchase or repairs, improvements or additions to, real property, plant, equipment or other capital assets of such Person (including Indebtedness incurred to refinance any such purchase price or costs initially funded by the applicable Borrower or Restricted Subsidiary within one year prior to such incurrence), and any renewal, refunding, replacement, refinancing or extension thereof; (b) that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased, constructed or improved and directly related assets such as property fixed or appurtenant thereto and proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto; and (c) that does not exceed 100% of such purchase price or costs (plus, in the case of any refinancing, the amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing).
"Purchasing CLO" shall have the meaning set forth in Section 16.3(d) hereof.
"Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof.
~~"Qualified Cash" shall mean the Loan Parties' and their domestic Subsidiaries' unrestricted cash on deposit with the Lenders, in each case subject to a deposit account control agreement in favor of Agent, in form and substance satisfactory to Agent.~~
~~"Qualified Cash Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(v) hereof.~~
"Qualified ECP Loan Party" shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section la(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section la(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section la(18)(A)(v)(II) of the CEA.
"Rating Agency" means S&P, Moody's or Fitch.
"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
"Real Property" shall mean all of the owned and leased premises identified on Schedule 4.4 hereto or in and to any other premises or real property that are hereafter owned or leased by any Borrower.
"Receivables" shall mean and include, as to each Borrower, all of such Borrowers' Accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Borrower's contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
"Register" shall have the meaning set forth in Section 16.3(e) hereof.
"Reimbursement Obligation" shall have the meaning set forth in Section 2.14(b) hereof.
"Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.
"Reportable Compliance Event" shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
"Reportable ERISA Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder, other than an event for which the 30-day notice period has been waived.
"Required Lenders" shall mean Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding greater than sixty-six and two-thirds percent (66 2/3%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) or (b) after the termination of all commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances and Swing Loans, plus the Maximum Undrawn Amount of all outstanding Letters of Credit; provided, however, that if there are three (3) Lenders, Required Lenders shall mean at least two (2) Lenders (excluding any Defaulting Lender) and if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).
"Reserve Percentage" shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities".
"Restricted Subsidiary" shall mean any Subsidiary of a Borrower other than an Unrestricted Subsidiary.
"Revolving Advances" shall mean Advances other than Letters of Credit and the Swing Loans.
"Revolving Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.
"Revolving Commitment Amount" shall mean, ~~(a)~~ as to any Lender ~~other than a New Lender~~, the Revolving Commitment amount (if any) set forth below such Lender's name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement)~~, and (b) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof~~.
"Revolving Commitment Percentage" shall mean, ~~(a)~~ as to any Lender ~~other than a New Lender~~, the Revolving Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement)~~, and (b) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof~~.
"Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.
"Revolving Interest Rate" shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to LIBOR Rate Loans, the sum of the Applicable Margin plus the LIBOR Rate.
"Royalty Payable Reserve" shall mean a reserve equal to (a) at any time that either (i) Liquidity is less than $~~35,000,000,~~17,500,000, or (ii) the aggregate amount of collected but unpaid royalties payable by the Loan Parties exceeds Liquidity at such time, the ~~aggregate~~excess (if any) of the amount of collected but unpaid royalties payable by the Loan Parties over Liquidity at such time and (b) at all other times, $0.
"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, and any successor thereto.
"Sanctioned Country" shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.
"Sanctioned Person" shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
"Scheduled Maturity Date" shall mean August 22, 2019.
"SEC" shall mean the Securities and Exchange Commission or any successor thereto.
"Second Priority Debt" shall have the meaning of "Parity Lien Debt" as set forth in the Second Priority Notes Indenture.
"Second Priority Indenture Trustee" shall mean Wilmington Trust, National Association, as the trustee under the Second Priority Notes Indenture, and shall include its successors and assigns in such capacity.
"Second Priority Liens" shall have the meaning of "Parity Lien" as set forth in the Second Priority Notes Indenture.
"Second Priority Notes" shall mean the 8.125% Senior Secured Second Priority Notes due 2018 issued by Geophysical pursuant to the Second Priority Notes Indenture.
"Second Priority Notes Collateral Agent" shall mean U.S. Bank National Association, as the collateral agent for the holders of the Second Primary Notes.
"Second Priority Notes Documents" shall mean, collectively, the Second Priority Notes Indenture, the Second Priority Notes and all agreements (including any pledge or other security agreement), documents and instruments executed or delivered in connection with any of the foregoing.
"Second Priority Notes Indenture" shall mean the Indenture dated as of May 13, 2013 among Geophysical, as issuer, the guarantors party thereto, Second Priority Indenture Trustee, as trustee, and Second Priority Notes Collateral Agent, as collateral agent, as it may be amended, restated, supplemented or otherwise modified from time to time.
"Second Priority Obligations" shall have the meaning of "Parity Lien Obligations" as set forth in the Second Priority Notes Indenture.
"Secured Parties" shall mean, collectively, Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them; provided that notwithstanding the foregoing: (a) the Obligations of the Borrowers or any other Loan Parties with respect to any Hedge Liabilities or any Cash Management Liabilities shall be secured and guaranteed pursuant to this Agreement and the Other Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement or any Other Document shall not require the consent of the holders of any Hedge Liabilities or the holders of any Cash Management Liabilities, except, in each case, in their respective capacities as "Lenders" without giving effect to the second sentence of the definition of "Lenders".
"Securities Act" shall mean the Securities Act of 1933, as amended.
"Senior Funded Debt" shall mean, as of any date, the sum of the outstanding Revolving Advances and Swing Loans and the Maximum Undrawn Amount of all outstanding Letters of Credit on such date.
"Settlement" shall have the meaning set forth in Section 2.6(d) hereof.
"Settlement Date" shall have the meaning set forth in Section 2.6(d) hereof.
"Subsidiary" shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiaries contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of a Borrower or any of its Subsidiaries for purposes of this Agreement.
"Subsidiary Redesignation" shall have the meaning provided in the definition of "Unrestricted Subsidiary" contained in this Section 1.2.
"Subsidiary Stock" shall mean (a) with respect to the Equity Interests issued to a Borrower by any Subsidiary (other than IPOP Management, Inc., GMG/AXIS, Inc. or a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) 65% of the issued and outstanding Equity Interests constituting Voting Stock of ION International Holdings L.P.
"Swap" shall mean any "swap" as defined in Section la(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
"Swap Obligation" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.
"Swing Loan Lender" shall mean PNC, in its capacity as lender of the Swing Loans.
"Swing Loan Note" shall mean the promissory note described in Section 2.4(a) hereof.
"Swing Loans" shall mean the Advances made pursuant to Section 2.4 hereof.
"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.
"Term" shall have the meaning set forth in Section 13.1 hereof.
"Termination Event" shall mean: means (a) any Reportable Event with respect to a Pension Benefit Plan; (b) the determination that any Pension Benefit Plan is considered an at-risk plan or that any Multiemployer Plan is endangered or is in critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA, as applicable; (c) the incurrence by any Borrower or any member of its Controlled Group of any liability under Title IV of ERISA, other than for PBGC premiums not yet due; (d) the receipt by any Borrower or any member of its Controlled Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Benefit Plan or to appoint a trustee to administer any Pension Benefit Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan; (e) the appointment of a trustee to administer any Pension Benefit Plan; (f) the withdrawal of any Borrower or any member of its Controlled Group from a Multiple Employer Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by any Borrower or any member of its Controlled Group that would be treated as a withdrawal from a Pension Benefit Plan under Section 4062(e) of ERISA; (g) the partial or complete withdrawal by any Borrower or any member of its Controlled Group from any Multiemployer Plan or a notification that a Multiemployer Plan is in reorganization; or (h) the taking of any action to terminate any Pension Benefit Plan under Section 4041A or 4042 of ERISA.
"Toxic Substance" shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
"Transactions" shall have the meaning set forth in Section 5.5(a) hereof.
"Transferee" shall have the meaning set forth in Section 16.3(d) hereof.
"Unbilled Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Unfunded Capital Expenditures" shall mean, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower's internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.
"Uniform Commercial Code" shall have the meaning set forth in Section 1.3 hereof.
"Unrestricted Subsidiary" shall mean any Subsidiary of a Borrower (including any Subsidiary formed or acquired after the Closing Date to the extent the formation or acquisition thereof is not otherwise prohibited hereby) designated by Borrowing Agent as an Unrestricted Subsidiary hereunder by written notice to Agent; provided, that Borrowing Agent shall only be permitted to designate a Subsidiary that exists on the Closing Date as an Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, on a pro forma basis~~.~~, Borrowers shall be in compliance with the financial covenants set forth in Section 6.5, and (c) such Subsidiary shall have been designated an "unrestricted subsidiary" (or otherwise not be subject to the covenants and defaults) under and in accordance with the Second Priority Notes Documents. Borrowers may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a "Subsidiary Redesignation"); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Redesignation, on a pro forma basis, Borrowers shall be in compliance with the financial covenants set forth in Section 6.5, (iii) all representations and warranties contained herein and in the Other Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (iv) Borrowers shall have delivered to Agent an officer's certificate executed by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of Borrowing Agent, certifying to the best of such Person's knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and containing the calculations and information required by the preceding clause (ii).
"USA PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"Voting Stock" shall mean, with respect to any Person, Equity Interests of such Person entitled to ~~volte~~vote (including within the meaning of Treas. Reg. Section 1.956-2(c)(2)).
1.3    Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the ~~tenns~~terms "accounts", "chattel paper" (and "electronic chattel paper" and "tangible chattel paper"), "commercial tort claims", "deposit accounts", "documents", "equipment", "financial asset", "fixtures", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", "payment intangibles", "proceeds", "promissory note" "securities", "software" and "supporting obligations" as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the ~~Unifonn~~Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4    Certain Matters of Construction. The terms "herein", "hereof and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued at the lower of cost or market value, determined by the Borrowing Agent in accordance with its customary accounting procedures. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase "to the best of Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

II.	ADVANCES, PAYMENTS.
2.1    Revolving Advances.
(p)    Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:
(i)    up to 85% (the "Domestic Receivables Advance Rate") of Eligible Domestic Receivables, plus
(ii)    up to 85% of the value of the Eligible Foreign Receivables (the "Foreign Receivables Advance Rate"), plus
(iii)    the lesser of (A) up to 85% of Eligible Unbilled Receivables (the "Unbilled Receivables Advance Rate"), or (B) $~~45,000,000~~25,000,000 in the aggregate at any one time, plus
(iv)    the least of (A) up to 50% of the value of the Eligible Inventory (the "Inventory Advance Rate"), (B) up to 85% of NOLV Percentage of the value of Eligible Inventory (the "Inventory NOLV Advance Rate"), or (C) 20% of the lesser of (I) the sum of Section 2.1(a)(y)(i), Section 2.1(a)(y)(ii), Section 2.1(a)(y)(iii) and the lesser of Sections 2.1(a)(y)(iv)(A) and (B), and (II) the Maximum Revolving Advance Amount, in each case in the aggregate at any one time, plus
(v)    ~~The lesser of (A) 100% of Qualified Cash (the "Qualified Cash Advance Rate" and, together with the Domestic Receivables Advance Rate, the Foreign Receivables Advance Rate, the Unbilled Receivables Advance Rate, the Inventory Advance Rate and the Inventory NOLV Advance Rate, collectively, the "Advance Rates"), or (B) $20,000,000, minus~~the lesser of (A) up to 15% of the net orderly liquidation value of the Eligible Multi-Client Data Library Assets pursuant to the most recent NOLV Appraisal (the "Multi-Client Data Library Advance Rate"), or (B) $15,000,000 in the aggregate at any one time, minus
(vi)    the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit and the aggregate outstanding amount of Swing Loans, minus
(vii)    the Royalty Payable Reserve, minus
(viii)    such reserves as Agent may in its Permitted Discretion deem proper and necessary from time to time.
The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), (iii), (iv) and (v) minus (y) Sections 2. l(a)(y)(vi), (vii) and (viii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.
(q)    Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion, provided that any decrease in the Advance Rates or any other exercise of Permitted Discretion that has the effect of reducing the Formula Amount shall not apply until five (5) Business Days after Agent shall have notified Borrowing Agent thereof in writing. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).
2.2    Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.
(a)    Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.
(b)    Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than six (6) LIBOR Rate Loans, in the aggregate.
(c)    Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.
(d)    Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.
(e)    Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrowing Agent desires to convert a loan~~.~~, Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor.
(f)    At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof.
(g)    Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.
(h)    Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term "Lender" shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.
2.3    Reserved.
2.4    Swing Loans.
(a)    Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience~~.~~, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances ("Swing Loans") available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the "Swing Loan Note") substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender's agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.
(b)    Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof~~.~~, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.
(c)    Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.
2.5    Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and shall be charged to Borrowers' Account on Agent's books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.
2.6    Making and Settlement of Advances.
(a)    Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.
(b)    Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.
(c)    Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Lender's Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrowers with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.
(d)    Agent, on behalf of Swing Loan Lender, shall demand settlement (a "Settlement") of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the "Settlement Date"). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender's Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than ~~5.00~~5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).
(e)    If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral.
2.7    Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.
2.8    Manner and Repayment of Advances.
(a)    The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22) with application first to Revolving Advances comprising Domestic Rate Loans and thereafter to Revolving Advances comprising LIBOR Rate Loans.
(b)    [Reserved.]
(c)    All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent without deduction, setoff or counterclaim and at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. At any time during which a Cash Dominion Trigger Event shall have occurred and then be continuing, Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.
(d)    At any time during which a Cash Dominion Trigger Event shall have occurred and then be continuing, all proceeds received by Agent shall be applied to the Obligations (other than Hedge Liabilities and Cash Management Liabilities) in accordance with Section 4.8(h).
2.9    Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be due and payable promptly, but in any event within three (3) Business Days of demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.
2.10    Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders in accordance with this Agreement and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
2.11    Letters of Credit.
(a)    Subject to the terms and conditions hereof~~.~~, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars ("Letters of Credit") for the account of any Borrower (including for the support of the obligations of any Subsidiary of a Borrower), except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1 (a)(y)(vi)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).
(b)    Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.
2.12    Issuance of Letters of Credit.
(a)    Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m., at least three (3) Business Days prior to the proposed date of issuance, such Issuer's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.
(b)    Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance (provided that any Letter of Credit may, if requested by Borrowing Agent, provide for renewal thereof for additional periods of up to twelve (12) months), but in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the "UCP") or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the "ISP98 Rules"), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP.
(c)    Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.
2.13    Requirements for Issuance of Letters of Credit.
(a)    Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.
(b)    In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and is continuing: (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Issuer or Issuer's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Issuer's, or in the name of Issuer's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's, Issuer's or their respective attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.
2.14    Disbursements, Reimbursement.
(a)    Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.
(b)    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Promptly following receipt of such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a "Reimbursement Obligation") Issuer prior to ~~12.00~~12:00 Noon, on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)    Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Agent, for the benefit of Issuer, the amount of such Lender's Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.
(d)    With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers' failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason~~.~~, Borrowers shall be deemed to have incurred from Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender's payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.
(e)    Each applicable Lender's Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.
2.15    Repayment of Participation Advances.
(a)    Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender's Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender's Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).
(b)    If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate.
2.16    Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer's interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer's written regulations and customary practices relating to letters of credit, though Issuer's interpretations may be different from such Borrower's own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment)~~.~~, Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.17    Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
2.18    Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against Issuer, Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;
(ii)    the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Borrower, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting)~~.~~, Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);
(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer's Affiliates has been notified thereof;
(vi)    payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by Issuer or any of Issuer's Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice; ~~thereto;~~
(ix)    the occurrence of any Material Adverse Effect;
(x)    any breach of this Agreement or any Other Document by any party thereto;
(xi)    the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;
(xii)    the fact that a Default or an Event of Default shall have occurred and be continuing;
(xiii)    the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.19    Liability for Acts and Omissions.
(a)    As between Borrowers and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing~~.~~, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer's rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer's Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
(b)    Without limiting the generality of the foregoing~~.~~, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
(c)    In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, Agent or any Lender.
2.20    Mandatory Prepayments: Voluntary Reductions of Revolving Commitments.
(a)    Subject to Section 7.1 hereof, when any Loan Party sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, Borrowers shall repay the Advances (if any are then outstanding) in an amount equal to the net cash proceeds of such sale (i.e., gross cash proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent; provided, however, that no such repayment shall be required to the extent Borrowers notified Agent that such net cash proceeds will instead be applied to replace such Collateral with productive assets of a kind used or useable in the business of the Loan Parties; provided, further, that if such net cash proceeds ~~constitute~~constituting proceeds of Collateral other than Eligible Domestic Receivables, Eligible Foreign Receivables, Eligible Unbilled Receivables and Eligible Inventory are received or being held by such Loan Party during a Cash Dominion Trigger Event, Agent shall establish a reserve in the amount of such net cash proceeds, which reserve shall become permanent to the extent such net cash proceeds have not been applied to replace such Collateral with productive assets of a kind used or useable in the business of the Loan Parties within one hundred eighty (180) days after the applicable Loan Party's receipt of such net cash proceeds. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided, however, that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, the proceeds from any sale of Borrower’s interest in its Multi-Client Data Library pursuant to Section 7.1(b)(v) hereof may be retained by the Borrowers for general corporate purposes.
(b)    [Reserved.]
(c)    In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by any Borrower or the issuance of any Equity Interests by any Borrower, Borrowers shall, no later than three (3) Business Days after the receipt by the applicable Borrower of (i) the cash proceeds from any such issuance or incurrence of Indebtedness or (ii) the net cash proceeds of any issuance of Equity Interests, as applicable, repay the Advances (if any) in an amount equal to the lesser of (x) one hundred percent (100%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness and the amount of such Advances and (y) fifty percent (50%) of such net cash proceeds in the case of an issuance of Equity Interests and the amount of such Advances. Such repayments will be applied in the same manner as set forth in Section 2.20(a) hereof.
(d)    All proceeds received by Borrowers or Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Loan Party, or (ii) as a result of any taking or condemnation of any assets or property, shall be applied in accordance with Section 6.6 hereof; provided, however, that no such repayment shall be required to the extent the Borrowing Agent has notified Agent that such proceeds will instead be applied to replace such assets or property with productive assets of a kind used or useable in the business of the Loan Parties; provided, further, that if such proceeds have not been applied to replace such assets or property with productive assets of a kind used or useable in the business of the Loan Parties within one hundred eighty (180) days after the applicable Loan Party's receipt of such proceeds, Borrowers shall repay the Advances in an amount equal to such proceeds of such sale on the next Business Day.
(e)    Subject to Section 2.2(g) hereof, Borrowers may, at their option from time to time, permanently reduce the aggregate Revolving Commitments upon at least five (5) days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given, provided that a notice of reduction of the Revolving Commitments delivered by any Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction shall be in a minimum amount of $10,000,000 or an increment of $5,000,000 in excess thereof and shall not reduce the aggregate Revolving Commitments to an amount less than the aggregate amount of Advances outstanding at such time.
2.21    Use of Proceeds.
(a)    Borrowers shall apply the proceeds of Advances to (i) ~~repay existing indebtedness owed to China Merchants Bank Co., Ltd., New York Branch, (ii)~~ pay fees and expenses relating to this transaction, and (~~iii~~ii) provide for its general corporate needs, including its working capital requirements, capital expenditures, surety deposits and acquisition financing.
(b)    Without limiting the generality of Section 2.21(a) above, neither Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.
2.22    Defaulting Lender.
(a)    Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.
(b)    (23)    except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.
(i)    fees pursuant to Section 3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.
(ii)    if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:
(A)    Defaulting Lender's Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender's reallocated Participation Commitment in the outstanding Swing Loans plus such Lender's reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one (1) Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers' obligations corresponding to such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;
(C)    if Borrowers cash collateralize any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;
(D)    if Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and
(E)    if all or any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and
(iii)    so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).
(c)    A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b).
(d)    Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)    In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender's Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.
(f)    So long as any Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
2.23    Payment of Obligations. Agent may charge to Borrowers' Account as a Revolving Advance (or, at the discretion of Swing Loan Lender, as a Swing Loan) (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower's obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances made (or deemed made) pursuant to this Section 2.23 are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Swing Loans made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.
~~2.24    Increase in Maximum Revolving Advance Amount.~~
~~(a)    Borrowers may at any time prior to the fourth (4th) anniversary of the Closing Date request that the Maximum Revolving Advance Amount be increased by or a last-out term loan be made by (i) one or more of the current Lenders increasing their Revolving Commitment Amount or making a last-out term loan (any current Lender which elects to increase its Revolving Commitment Amount or make a last-out term loan shall be referred to as an "Increasing Lender") or (ii) one or more new lenders (each a "New Lender") joining this Agreement and providing a Revolving Commitment Amount or making a last-out term loan hereunder, subject to the following terms and conditions:~~
~~(i)    No current Lender shall be obligated to increase its Revolving Commitment Amount or make a last-out term loan and any increase in the Revolving Commitment Amount or the making of any last-out term loan by any current Lender shall be in the sole discretion of such current Lender;~~
~~(ii)    Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments or last-out term loan being requested by Borrowers;~~
~~(iii)    There shall exist no Event of Default or Default on the effective date of such increase or last-out term loan after giving effect to such increase or last-out term loan;~~
~~(iv)    After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $125,000,000, and the aggregate principal amount of Obligations under the last-out term loan shall not exceed $50,000,000;~~
~~(v)    Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than two (2) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $10,000,000;~~
~~(vi)    Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (A) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts or the borrowing of the last-out term loan; as applicable, has been approved by such Borrower, (B) a certificate dated as of the effective date of such increase or last-out term loan certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), and (C) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase or last-out-term loan;~~
~~(vii)    Borrowers shall execute and deliver (A) to each Increasing Lender a replacement Note or a term loan note in form and substance reasonably acceptable to Agent reflecting the new amount of such Increasing Lender's Revolving Commitment Amount or the amount of such Increasing Lender's last-out term loan after giving effect to the increase or last-out term loan (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (B) to each New Lender a Note or a term loan note in form and substance reasonably acceptable to Agent reflecting the amount of such New Lender's Revolving Commitment Amount or the amount of such New Lender's last-out term loan;~~
~~(viii)    Any New Lender shall be subject to the approval of Agent and Issuer;~~
~~(ix)    Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount or to make its last-out term loan pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days (or such shorter period as Agent may agree in its sole discretion) before the effective date of such increase or the making of such last-out term loan; and~~
~~(x)    Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount or last-out term loan as set forth in such lender joinder.~~
~~(b)    In connection with any increase of the Maximum Revolving Advance Amount, on the effective date of such increase, (i) Borrowers shall repay all Revolving Advances then outstanding, subject to Borrowers' obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, Borrowing Agent may request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender's Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.~~
~~(c)    In connection with any increase of the Maximum Revolving Advance Amount, on the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender's Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender's participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).~~
~~(d)    On the effective date of such increase or last-out term loan. Borrowers shall pay all costs and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase or last-out term loan (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).~~
~~(e)    Without limiting the generality of Section 2.24(a)(vi), in connection with the making of any last-out term loan. Borrowers, Agent and Lenders shall amend, supplement and modify this Agreement to incorporate herein customary provisions with respect to (i) a priority of payments waterfall favoring the Obligations in respect of Revolving Advances, Letters of Credit and Swing Loans, (ii) proceeds turnover, (iii) class voting rights on modifications affecting the first-out revolver structure, (iv) enforcement of collateral rights and control of remedial action, (v) challenge of enforcement actions of pari passu lenders, (vi) remedies standstill and (vii) other intercreditor-related issues, each in form and substance acceptable to Borrowers, Agent and Lenders in their sole discretion.~~

III.	INTEREST AND FEES.
3.1    Interest. Interest on Advances shall be payable in arrears on the first Business Day of each calendar quarter with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period; provided, that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans (as applicable, the "Contract Rate"). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances (and other than Hedge Liabilities and Cash Management Liabilities) that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations (other than Hedge Liabilities and Cash Management Liabilities) shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two percent (2%) per annum (the "Default Rate").
3.2    Letter of Credit Fees.
(a)    Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first Business Day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the "Letter of Credit Fees"). In addition~~.~~, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2%) per annum.
(b)    At any time following the occurrence of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations (other than Hedge Liabilities and Cash Management Liabilities); (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.
3.3    Facility Fee. If, for any calendar quarter during the Term, the average daily unpaid balance of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at a rate equal to ~~(a) if such average daily unpaid balance is equal to or greater than an amount equal to 50% of the Maximum Revolving Advance Amount, one-half of one percent (0.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance and (b) if such average daily unpaid balance is less than an amount equal to 50% of the Maximum Revolving Advance Amount,~~ three-quarters of one percent (0.75%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance (collectively, the "Facility Fee"). Such Facility Fee shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.
3.4    Fee Letter; Appraisals.
(a)    Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
(b)    All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to, and for which Borrowers are responsible in accordance with~~.~~, Section 4.7 hereof shall be paid for by Borrowers when due, in full and without deduction, off-set or counterclaim.
3.5    Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed, except that interest on Domestic Rate Loans shall be computed on the basis of a year of 365/366 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.
3.6    Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance~~.~~, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
3.7    Increased Costs. In the event that any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority after the Closing Date, shall:
(a)    subject Agent, Swing Loan Lender, any Lender or Issuer to any Tax with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax imposed on and payable by Agent, Swing Loan Lender, such Lender or the Issuer);
(b)    impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)    impose on Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein; and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.
3.8    Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:
(a)    reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; or
(b)    Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; ~~or~~
(c)    the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or
(d)    ~~(c) the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law)~~the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn~~.~~, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.
3.9    Capital Adequacy.
(a)    In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender's capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's, Swing Loan Lender's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts~~.~~, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.
(b)    A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.
3.10    Taxes.
(a)    Any and all payments by or on account of any Obligations (other than Hedge Liabilities and Cash Management Liabilities) hereunder or under any Other Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to deduct or withhold any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions or withholdings and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.
(b)    Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.
(c)    Each Borrower shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)    Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax~~.~~, Agent shall be entitled to withhold United States federal income taxes at the full withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(i)    two (2) duly completed valid originals of IRS Form W-8ECI,
(ii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two (2) duly completed valid originals of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable),
(iii)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made, or
(iv)    ~~To~~to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.
(f)    If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Borrower sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment. For purposes of this Section 3.10(f). "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(g)    Each Lender, Swing Loan Lender, Participant, Issuer or Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and Agent in writing of its legal inability to do so.
(h)    If Agent, Swing Loan Lender, a Lender, a Participant or Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, Swing Loan Lender, such Lender, Participant, or the Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that Borrowers, upon the request of Agent, Swing Loan Lender, such Lender, Participant, or Issuer, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, Swing Loan Lender, such Lender, Participant or the Issuer in the event Agent, Swing Loan Lender, such Lender, Participant or the Issuer is required to repay such refund to such Governmental Body. This Section shall not be construed to require Agent, Swing Loan Lender, any Lender, Participant, or Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.
3.11    Replacement of Lenders. If any Lender (an "Affected Lender") (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof~~.~~, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the "Replacement Lender"~~):~~; (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Percentage, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations (other than Hedge Liabilities and Cash Management Liabilities) then due and payable to the Affected Lender.

IV.	COLLATERAL: GENERAL TERMS
4.1    Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest. Each Borrower shall provide Agent with prompt written notice of the commencement by such Borrower of any litigation or other legal proceeding with respect to any commercial tort claim for which such Borrower is asserting (or has asserted) damages of $250,000 or more, such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Borrower shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Borrower shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit having a stated or face amount of $250,000 or more, or otherwise obtaining any right, title or interest in any letter of credit rights having a stated or face amount of $250,000 or more, and at Agent's request shall take such actions as Agent may reasonably request for the perfection of Agent's security interest therein.
4.2    Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in and Lien on the Collateral or to enable Agent to protect its rights hereunder and in the Collateral or, upon the occurrence and during the continuation of an Event of Default, to exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and Lien under the Uniform Commercial Code or other Applicable Law promptly following Agent's request therefor. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as "all assets" and/or "all personal property" of such Borrower). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account and shall be paid by Borrowers to Agent for its benefit and for the ratable benefit of Lenders promptly upon demand or (if not paid when due) shall be deemed to be a Revolving Advance of a Domestic Rate Loan and added to the Obligations. Notwithstanding the foregoing or anything else in this Agreement or any Other Document, in no event shall any Borrower be required to evidence or perfect the Agent's Lien under the laws of any jurisdiction outside the United States.
4.3    Preservation of Collateral. Following the occurrence and during the continuation of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 (and without limitation of Agent's right to make Protective Advances and other discretionary Revolving Advances pursuant to Section 16.2), Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted (to the maximum extent that any Borrower shall have the right to grant), a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers' owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral in accordance with this Section 4.3, and will take such reasonable actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
4.4    Ownership and Location of Collateral.
(a)    With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (iv) except for equipment and Inventory with an aggregate value not exceeding $500,000, each Borrower's equipment and Inventory included in the most recently delivered Borrowing Base Certificate shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business, Inventory in transit between such locations and equipment to the extent permitted in Section 7.1(b) hereof.
(b)    (i) There is no location at which any Borrower has any Inventory (except for Inventory in transit) or equipment with an aggregate value in excess of $500,000 other than those locations listed on Schedule 4.4(b)(i); (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which any Borrower's Inventory with an aggregate value in excess of $500,000 is stored; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower; and (iv) Schedule 4.4(b)(iv) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.
4.5    Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted by this Agreement), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. Upon the occurrence of any Event of Default and during the continuation thereof~~.~~, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises the foregoing right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Upon the occurrence of any Event of Default and during the continuation thereof, each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will promptly deliver them to Agent in their original form together with any necessary endorsement.
4.6    Inspection of Premises: Field Examinations. At all reasonable times and from time to time as often as Agent shall elect in its Permitted Discretion, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any premises of any Borrower at any time during business hours and at any other reasonable time, and from time to time as often as Agent shall elect in its Permitted Discretion, for the purpose of conducting field examinations of and inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Agents collectively shall conduct no more than three (3) such field examinations or inspections per annum at Borrowers' expense; provided that Agent may conduct additional field examinations or inspections at Borrowers' expense at any time after the occurrence of an Event of Default and during its continuance.
4.7    Appraisals. Agent may, in its Permitted Discretion, at any time after the Closing Date, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current NOLV Percentage of each Borrower's Inventory or the net orderly liquidation value of the Collateral (each such appraisal, an “NOLV Appraisal”) (it being acknowledged that~~,~~ (i) so long as an Event of Default has not occurred and is then continuing, any such NOLV Appraisal shall, with respect to the net orderly liquidation value of the Multi-Client Data Library, be acceptable to Borrowers, and (ii) (X) prior to the occurrence and continuance of an Event of Default, Borrowers shall be responsible to reimburse Agent for no more than one (1) ~~such appraisal per annum and,~~NOLV Appraisal per annum (including any additional or supplemental appraisals need to obtain an NOLV Appraisal acceptable to both Agent and the Borrowers) and (Y) after the occurrence and during the continuance of an Event of Default, ~~(a)~~ there shall be no limitations on the frequency on which ~~such appraisals~~NOLV Appraisals may be conducted at Borrowers' expense~~, and (b) Agent may cause to be performed (i) appraisals of the then current value of each Borrower's Inventory (ii) appraisals of the NOLV Percentage of Borrowers' Multi-Client Data Library and (iii) appraisals of the NOLV Percentage of each Borrower's machinery and equipment, in each case at Borrowers' expense).~~). In addition to the foregoing, the Borrowers shall have the right to submit to an independent appraisal firm or firms of reputable standing, satisfactory to Agent, from time to time information (in reasonable detail) concerning the Multi-Client Data Library, including any additional completed portions of or collections of seismic data included in the Multi-Client Data Library, for evaluation and appraisal in order to have the net orderly liquidation value thereof included in the calculation of the Formula Amount in accordance with Section 2.1. If any Borrower shall request such an appraisal, the Agent shall use commercially reasonable efforts to cause to be completed any such requested appraisal promptly following such request and delivery of such information, and shall provide to such Borrower the results thereof (it being acknowledged that, so long as an Event of Default has not occurred and is then continuing, any such requested appraisal shall be acceptable to Borrowers (not to be unreasonably withheld)), and following such approval, Borrower may thereafter include such net orderly liquidation value in subsequently delivered Borrowing Base Certificates. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Borrowers as to the identity of any such firm. In the event the value of any Borrower's Inventory, as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances are in excess of such Advances permitted hereunder, then, promptly upon Agent's demand for same~~.~~, Borrowers shall make mandatory prepayments of the then outstanding Revolving Advances so as to eliminate the excess Advances.
4.8    Receivables; Deposit Accounts and Securities Accounts.
(a)    Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.
(b)    Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Borrower who are not solvent, such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)    Each Borrower's chief executive office and each other office or location at which such Borrower maintains records is located as set forth on Schedule 4.4(b)(iii). Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office or such other location as is set forth on Schedule 4.4(b)(iii).
(d)    Borrowers shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) (i) to one or more Depository Accounts (and any associated lockboxes) as contemplated by Section 4.8(h), (ii) to a Joint Data Acquisition Program Account (if applicable) or (iii) as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent that any Borrower directly receives any remittances upon Receivables (other than a remittance upon a Receivable arising in connection with a Joint Data Acquisition Program), such Borrower shall, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Borrower shall deposit in the Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.
(e)    At any time following the occurrence and during the continuation of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual out-of-pocket costs and expenses in respect of the collection of Receivables, including, but not limited to, stationery and postage, telephone, facsimile, telegraph (but, for the avoidance of doubt, excluding secretarial and clerical expenses and the salaries of any collection personnel used for collection that are, in either case, employed by Agent or any Affiliate of Agent), may be charged to Borrowers' Account and added to the Obligations.
(f)    At any time following the occurrence and during the continuation of a Cash Dominion Trigger Event, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power, at any time following the occurrence and during the continuation of an Event of Default: (A) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (B) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (E) to receive, open and dispose of all mail addressed to any Borrower at any post office box/lockbox maintained by Agent for Borrowers or at any other business premises of Agent; (F) to demand payment of the Receivables; (G) to enforce payment of the Receivables by legal proceedings or otherwise; (H) to exercise all of such Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (I) to extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (J) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (K) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (L) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (M) to accept the return of goods represented by any of the Receivables; (N) to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate; and (O) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) remain unpaid.
(g)    Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom unless such liability or damage results from Agent's or Lender's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
(h)    All proceeds of Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") pursuant to an arrangement reasonably acceptable to Agent or (ii)a depository account ("Depository Accounts"), in each case, established at Agent or a bank or banks (each such bank, a "Control Account Bank") for the deposit of such proceeds; provided that proceeds of Receivables arising in connection with a Joint Data Acquisition Program may be deposited into a Joint Data Acquisition Program Account. Each applicable Borrower, Agent and each Control Account Bank shall enter into a deposit account control agreement in form and substance reasonably satisfactory to Agent that is sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and pursuant to which Agent may direct such Control Account Bank to transfer such funds so deposited on a daily basis to Agent, either to any account maintained by Agent at said Control Account Bank or by wire transfer to appropriate account(s) at Agent; provided that Agent shall not exercise such "control" right unless a Cash Dominion Trigger Event shall have occurred. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain from any Control Account Bank that is not a Lender the agreement by such Control Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Control Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion.
(i)    No Borrower will, without Agent's consent, compromise or adjust any material amount of Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.
(j)    All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Borrower as of the Closing Date (other than any Excluded Account) are set forth on Schedule 4.8(j). No Borrower shall open any new deposit account, securities account or investment account other than any Excluded Account unless, if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.
4.9    Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in compliance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.
4.10    Maintenance of Equipment. The equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved, except in each case to the extent that any Borrower shall reasonably determine that any equipment is worn out, obsolete or no longer needed for its operations in its Ordinary Course of Business. No Borrower shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation in any material respect.
4.11.    Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.
4.11    Financing Statements. Except as respects the financing statements filed by Agent, financing statements described on Schedule 1.2(d), and financing statements filed in connection with Permitted Encumbrances, Borrower shall not authorize any financing statement covering any of the Collateral or any proceeds thereof to be filed in any public office.

V.	REPRESENTATIONS AND WARRANTIES.
Each Borrower represents and warrants as follows:
5.1    Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party's corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of Applicable Law or the terms of such Loan Party's Organizational Documents or to the conduct of such Loan Party's business or, except as could not reasonably be expected to have a Material Adverse Effect, of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including the Second Priority Notes Documents, (b) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (y) those Consents with respect to which the failure to obtain could not reasonably be expected to cause a Material Adverse Effect and (c) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any Material Contract to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including the Second Priority Notes Documents.
5.2    Formation and Qualification.
(a)    Each Loan Party is duly incorporated or formed, as applicable, and in good standing (to the extent the notion of "good standing" applies) under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing (to the extent the notion of "good standing" applies) in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property in the Ordinary Course Business for such Borrower and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party.
(b)    The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).
5.3    Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
5.4    Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all federal and material state and local tax returns and other reports that it is required by Applicable Law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except taxes, assessments, fees and other governmental charges being Properly Contested. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books that could reasonably be expected to have a Material Adverse Effect.
5.5    Financial Statements.
(a)    The pro forma balance sheet of Borrowers on a Consolidated Basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (collectively, the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied, except as may be disclosed in such financial statements. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of Borrowing Agent.
(b)    The twelve-month cash flow and balance sheet projections of Borrowers on a Consolidated Basis, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by Borrowing Agent based on assumptions believed to be reasonable at the time such Projections were prepared in light of the circumstances of the set of conditions and course of action for the projected period believed by the Borrowing Agent to be most likely. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the "Pro Forma Financial Statements".
(c)    The consolidated and consolidating balance sheets of Borrowers, and such other Persons described therein, as of March 31, ~~2014,~~2015, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur) and present fairly the financial position of Borrowers at such date and the results of their operations for such period. Since March 31, ~~2014~~2015 there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has had a Material Adverse Effect.
5.6    Entity Names. Except as set forth on Schedule 5.6, no Borrower (a) has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name, or (b) has been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.
5.7    O.S.H.A. Environmental Compliance; Flood Insurance.
(a)    Except as set forth on Schedule 5.7 hereto, (i) each Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds~~.~~, Real Property and Equipment are in compliance with, the Federal Occupational Safety and Health Act and Environmental Laws the failure to comply with which could reasonably be expected to result in a Material Adverse Effect and (ii) there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations that, if enforced against such Loan Party, could reasonably be expected to result in a Material Adverse Effect.
(b)    Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all required federal, state and local licenses, certificates or permits (collectively, "Approvals") relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect, except to the extent that the failure to receive any such Approval could not reasonably be expected to have a Material Adverse Effect.
(c)    Except as set forth on Schedule 5.7, to Borrowers' knowledge: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those Releases that are in material compliance with Environmental Laws or that could not reasonably be expected to have a Material Adverse Effect; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property, excepting such quantities as are managed in accordance with all applicable manufacturer's instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.
(d)    All Real Property owned by each Loan Party is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.
5.8    Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.
(a)    (i) Each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.
(b)    Except as disclosed in Schedule 5.8(b)(i), no Loan Party has any pending or threatened material litigation, arbitration, actions or proceedings that, if determined adversely to such Loan Party, could reasonably be expected to have a Material Adverse Effect. No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.3 or 7.8 hereof.
(c)    No Loan Party is in violation of any Applicable Law in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal in any respect which could reasonably be expected to have a Material Adverse Effect. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.
(d)    No Borrower nor any member of the Controlled Group maintains or is required to contribute to any Pension Benefit Plan or is required to contribute to any Multiemployer Plan other than those listed on Schedule 5.8(d) hereto, or with respect to which Borrowers hereafter give notice to Agent and each Lender pursuant to Section 9.15 hereof that it or a member of its Controlled Group has established or become obligated to contribute. No Termination Event has occurred or could reasonably be expected to occur. Borrowers and each member of the Controlled Group have complied with the Funding Rules with respect to each Pension Benefit Plan, and no waiver of the minimum funding requirements under the Funding Rules has been applied for or obtained. As of the most recent valuation date for any Pension Benefit Plan, the funding target attainment percentage (as defined in Section 430 of the Code) is 60% or higher and no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage to drop below such threshold as of the most recent valuation date.
5.9    Patents, Trademarks. Copyrights and Licenses. Schedule 5.9 sets forth all Intellectual Property owned or utilized by any Loan Party that has been registered (or for which registration has been applied for) with the U.S. Patent and Trademark Office. All Intellectual Property owned or utilized by any Loan Party includes all of the intellectual property rights that are necessary for the operation of its business. There is no proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Loan Party is aware of any objection to, pending challenge to the validity of, or grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto. Except as could not reasonably be expect to have a Material Adverse Effect, (x) all Intellectual Property owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof and (y) each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.
5.10    Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.
5.11    Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Material Indebtedness or under any instrument or agreement under or subject to which any Material Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.
5.12    No Default. No Loan Party is in default in the payment or performance of any of its contractual obligations, which default could reasonably be expected to have a Material Adverse Effect, and no Default or Event of Default has occurred.
5.13    No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
5.14    No Labor Disputes. No Loan Party is involved in any material labor dispute; there are no strikes or walkouts or union organization of any Loan Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.
5.15    Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.
5.16    Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
5.17    Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.
5.18    Delivery of Second Priority Notes Documents. Agent has received complete copies of the Second Priority Notes Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.
5.19    [Reserved].
5.20    Swaps. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.
5.21    Business and Property of Loan Parties. Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than as conducted on the Closing Date and activities necessary to conduct the foregoing. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.
5.22    Ineligible Securities. Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.
5.23    [Reserved].
5.24    Equity Interests. The authorized and outstanding Equity Interests of each Loan Party, and (except with respect to authorized and outstanding Equity Interests of Geophysical) each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.24(a) hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or (except with respect to shareholders of Geophysical) any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties. Except as set forth on Schedule 5.24(c), Loan Parties have not issued any Disqualified Equity Interests.
5.25    Commercial Tort Claims. Except as set forth on Schedule 5.25 hereto, no Loan Party has commenced any litigation or other legal proceedings with respect to any commercial tort claim for which such Loan Party is asserting (or has asserted) a claim for damages of $250,000 or more.
5.26    Letter of Credit Rights. Except as set forth on Schedule 5.26 hereto, as of the Closing Date, no Loan Party is the beneficiary under any letter of credit having a stated or face amount of $250,000 or more.
5.27    Material Contracts. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

VI.	AFFIRMATIVE COVENANTS.
Each Borrower shall, and shall cause each other Loan Party to, until payment in full of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) and termination of this Agreement:
6.1    Compliance with Laws. Comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
6.2    Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be abandoned or disposed of in accordance with the terms of this Agreement); (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.
6.3    Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.
6.4    Payment of Taxes. Pay, when due, all federal and other material taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any federal or other material tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's reasonable opinion, may create a valid Lien on the Collateral, Agent may without notice (provided that in each case the Agent shall endeavor to give the Borrowing Agent reasonable prior written notice thereof (provided, further, that the failure of Agent to provides such notice shall not give rise to any liability on the part of Agent)) to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any applicable Loan Party has Properly Contested those taxes, assessments or Charges. The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
6.5    Financial Covenants.
(a)    Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter occurring during the existence of a Covenant Testing Trigger Event (and as of the end of the fiscal quarter immediately preceding the fiscal quarter in which such Covenant Testing Trigger Event shall have occurred), a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0, measured on a rolling four (4) quarter basis.
(b)    ~~Senior Secured Leverage Ratio. Maintain as of the end of each fiscal quarter, a ratio of Senior Funded Debt to EBITDA (excluding, for the purposes of this Section 6.5(b), expenditures related directly to the Multi-Client Data Library) of not greater than 3.0 to 1.0, measured on a rolling four (4) quarter basis.~~[Reserved].
6.6    Insurance.
(a)    (i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain comprehensive general liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (v) furnish Agent with (A) certificates of insurance with respect to all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured with respect to all insurance coverage referred to in clauses (i) and (iii) above, and as an mortgagee and/or lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly~~.~~, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Notwithstanding the foregoing, the Agent and the Lenders acknowledge that the holders of Second Priority Obligations, as a class, shall be named as additional insureds, with a waiver of subrogation, on all insurance policies of Borrowers and the other Guarantors covering the Collateral.
(b)    Each Loan Party shall take all actions required under the Flood Laws and/or requested by Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.
(c)    Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (ii) and 6.6(b) above. All loss recoveries received by Agent under any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowing Agent insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Loan Parties which insure Loan Parties' insurable properties to the extent such insurance proceeds do not exceed $20,000,000 in the aggregate during such calendar year or $10,000,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $10,000,000, then Agent shall not be obligated to remit the insurance proceeds to Borrowing Agent unless Borrowing Agent shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowing Agent has previously received (or, after giving effect to any proposed remittance by Agent to Borrowing Agent would receive) insurance proceeds which equal or exceed $20,000,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowing Agent upon Borrowing Agent providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred, (y) Loan Parties shall use such insurance proceeds promptly to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose, and (z) such remittances shall be made under such procedures as Agent may establish. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force~~.~~, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers' Account and constitute part of the obligations.
6.7    Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.8    Environmental Matters.
(a)    Ensure that the Real Property and all operations and businesses conducted thereon are in compliance in all material respects and remain in compliance in all material respects with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance in all material respects with Environmental Laws.
(b)    Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws. All potential violations and violations of Environmental Laws shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.
(c)    Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid by Loan Parties upon demand, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.
(d)    Promptly upon the reasonable written request of Agent from time to time, Loan Parties shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.
6.9    Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).
6.10    Additional Loan Parties. Borrowing Agent shall give the Agent prompt written notice if Borrowing Agent determines that any Subsidiary of a Borrower is or has become a Material Subsidiary and, at Agent's discretion, Borrowing Agent shall promptly, but in any event within thirty (30) days, (a) cause such Material Subsidiary to (i) join this Agreement as a borrower and become jointly and severally liable for the obligations of Borrowers hereunder, under the Notes, and under any Other Document between any Loan Party, Agent and Lenders, or (ii) become a Guarantor with respect to the Obligations and execute the Guarantor Security Agreement (or a joinder thereto) in favor of Agent, and (b) deliver to Agent all documents, including without limitation, legal opinions and appraisals it may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.
6.11    Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, within a reasonable period of time following demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.
6.12    [Reserved].
6.13    Government Receivables. At any time that any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them, is given credit in the calculation of the Formula Amount, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any such Receivable.
6.14    [Reserved].
6.15    Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party's obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.15, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.15 shall remain in full force and effect until payment in full of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.15 constitute, and this Section 6.15 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Borrower and Guarantor for all purposes of Section la(18(A)(v)(II) of the CEA.

VII.	NEGATIVE COVENANTS.
No Borrower shall, or shall permit any other Loan Party to, until satisfaction in full of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) and termination of this Agreement:
7.1    Merger, Consolidation~~.~~, Acquisition and Sale of Assets.
(a)    Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except (i) any Loan Party may merge, consolidate or reorganize with another Loan Party or acquire the assets or Equity Interest of another Loan Party so long as such Loan Party provides Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and delivers all of the relevant documents evidencing such merger, consolidation or reorganization~~,~~ and (ii) Permitted Acquisitions ~~and (iii) any transaction being contemplated as of, and disclosed in writing by the Borrowers to the Agent on, August 6, 2014.~~.
(b)    Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) (a) the sale of Inventory in the Ordinary Course of Business and (b) the disposition or transfer of obsolete or worn-out equipment in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $5,000,000 and, to the extent the proceeds of any such disposition are used to acquire replacement equipment, such replacement equipment is subject to Agent's first priority security interest (subject to any Permitted Encumbrances), (ii) sales, exchanges or transfers of Permitted Investments, (iii) transfers of condemned property to the respective Governmental Body that has condemned such property and transfers of property that has been subject to a casualty event to the respective insurer of such property as part of an insurance settlement, (iv) licenses and sublicenses by a Loan Party of software, trademarks or other Intellectual Property in the Ordinary Course of Business, (v) sales, transfers or other dispositions of assets having a net book value of not more than $10,000,000 in any fiscal year, ~~(iv~~provided, however, that Borrowers shall be permitted to sell up to a fifty percent (50%) interest in a portion of its Multi-Client Data Library collection having a net book value of not more than $40,000,000, the terms and conditions of which shall be acceptable to Agent in its Permitted Discretion, (vi) dispositions of assets on Schedule 7.1(b) hereto, (vii) any transaction being contemplated as of, and disclosed in writing by the Borrowers to the Agent and Lenders on, ~~August 15, 2014,~~July 28, 2015, and (viii) any other sales or dispositions expressly permitted by this Agreement.
7.2    Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.
7.3    Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees by a Loan Party of the Indebtedness or obligations of any other Loan Party to the extent such Indebtedness is or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement (including guarantees of Indebtedness in respect of the Second Priority Obligations), (c) the endorsement of checks in the Ordinary Course of Business ~~and~~, (d) guarantees of the payment and/or performance of contractual obligations (other than for borrowed money) of any Affiliate of a Borrower in the Ordinary Course of Business and (e) guarantees of the payment and/or performance of Interest Rate Hedges and Foreign Currency Hedges of the type described in clause (h) of the definition of “Permitted Indebtedness”.
7.4    Investments. Purchase or acquire after the Closing Date obligations or Equity Interests of, or any other interest in, any other Person, other than (i) Permitted Investments, (ii) any repurchase of Second Priority Obligations permitted by Section 7.18, (iii) any Permitted Acquisition, (iv) investments consisting of prepayments, security deposits or similar transactions entered into in the Ordinary Course of Business, (v) obligations or Equity Interests received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with~~.~~, Customers or suppliers, in each case in the Ordinary Course of Business, (vi) any guarantee permitted under Section 7.3, and (vii) the acquisition of obligations or Equity Interests, of another Person (or additional capital contributions in respect of Equity Interests held by a Loan Party), whether in a single or series of related transactions, for which the aggregate consideration paid by a Loan Party does not exceed $10,000,000 in any fiscal year or $40,000,000 from and after the Closing Date; provided that, in any fiscal year in which the Loan Parties receive a return of capital in respect of any such obligations or Equity Interests (or capital contributions) acquired (or made) after the Closing Date, (x) the amount available in such fiscal year to make acquisitions of obligations or Equity interests (or additional capital contributions) shall be increased by a like amount and (y) the amount available from and after the Closing Date to make acquisitions of obligations or Equity interests (or additional capital contributions) shall be increased by a like amount.
7.5    Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate, other than Permitted Loans and loans permitted under Section 7.10.
7.6    Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures (calculated, for the purposes of this Section 7.6, without giving effect to Capitalized Lease Obligations) in any fiscal year in an aggregate amount for all Loan Parties in excess of $20,000,000.
7.7    Restricted Payments. Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party, other than (a) any dividends or distributions by any Loan Party that is wholly-owned by a Borrower directly or indirectly to such Borrower, (b) dividends, distributions, redemptions or retirement of Equity Interests of Geophysical pursuant to and in accordance with its stock option plans and restricted stock plans or other equity compensation or benefit plans for management or employees and (c) other dividends, distributions, redemptions or retirement of Equity Interests of Geophysical not exceeding $10,000,000 in any fiscal year or $40,000,000 in the aggregate from and after the Closing Date so long as (i) immediately prior and upon giving effect thereto, no Default or Event of Default shall exist, (ii) Excess Availability immediately prior thereto shall be greater than $~~40,000,000~~20,000,000 (or, at time that the Formula Amount is less than $~~40,000,000,~~20,000,000, Liquidity immediately prior thereto shall be greater than $~~40,000,000~~20,000,000) and (iii) the Agent shall have received satisfactory projections showing that Excess Availability for the immediately following period of ninety (90) consecutive days shall not be less than $~~40,000,000~~20,000,000 (or, at time that the Formula Amount is less than $~~40,000,000,~~20,000,000, Liquidity immediately prior thereto shall be greater than $~~40,000,000~~20,000,000).
7.8    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.
7.9    Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business.
7.10    Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (a) transactions among Loan Parties which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business, (b) payment by Loan Parties of dividends, distributions, redemptions or retirements of Equity Interests permitted under Section 7.7 hereof, (c) transactions which are in the Ordinary Course of Business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (d) intercompany loans made by the Loan Parties to Affiliates of the Loan Parties that are not themselves Loan Parties (which loans, for the avoidance of doubt, may be repaid and reborrowed by such Affiliates) in an aggregate principal amount at any time outstanding not exceeding $30,000,000, so long as (i) immediately prior and upon giving effect to the making of each such loan, no Default or Event of Default shall exist, (ii) the Fixed Charge Coverage Ratio after giving effect to the making of each such loan shall be greater than 1.1:1.0, (iii) on a pro forma basis, average Excess Availability for the 30 days prior to the making of each such loan shall be greater than $~~20,000,000,~~10,000,000, and (iv) Excess Availability immediately prior and upon giving effect to the making of each such loan shall be greater than $~~20,000,000,~~10,000,000, (e) payments to an Affiliate in respect of the Secured Priority Notes or any other Indebtedness of any Borrower or any Loan Party on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates, (f) any charitable contribution, grant or endowment by any Loan Party to a charitable organization, foundation or university at which an Affiliate's only relationship is as a sponsor, donor, volunteer, employee or a director, regent or similar position, (g) investments permitted under Section 7.4, (h) guarantees permitted under Section 7.3, and (i) loans permitted under Section 7.5.
7.11    [Reserved].
7.12    [Reserved].
7.13    Fiscal Year and Accounting Changes. Change its fiscal year from December 31, or make any change in (a) accounting treatment and reporting practices except as required by GAAP or (b) tax reporting treatment except as required by law.
7.14    Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party's business operations as conducted on the Closing Date.
7.15    Amendment of Organizational Documents. (a) Change its legal name, (b) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (c) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (d) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law or such amendment, modification or waiver could not reasonably be expected to materially and adversely affect the interests of Agent and the Lenders, in any such case, without giving at least thirty (30) days' prior written notice of such intended change to Agent.
7.16    Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain any Pension Benefit Plan, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Pension Benefit Plan or Multi-Employer Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Pension Benefit Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, in all material respects with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Pension Benefit Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Pension Benefit Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.
7.17    Prepayment of Indebtedness. Except as permitted pursuant to Section 7.18 hereof, at any time, directly or indirectly, voluntarily prepay any Indebtedness (other than to Lenders), or voluntarily repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party unless (i) immediately prior and upon giving effect thereto, no Default or Event of Default shall exist, (ii) Excess Availability immediately prior thereto shall be greater than $~~40,000,000~~20,000,000 (or, at time that the Formula Amount is less than $~~40,000,000,~~20,000,000, Liquidity immediately prior thereto shall be greater than $~~40,000,000~~20,000,000) and (iii) the Agent shall have received satisfactory projections showing that Excess Availability for the immediately following period of ninety (90) consecutive days shall not be less than $~~40,000,000~~20,000,000 (or, at time that the Formula Amount is less than $~~40,000,000,~~20,000,000, Liquidity immediately prior thereto shall be greater than $~~40,000,000~~20,000,000).
7.18    Second Priority Notes. At any time, directly or indirectly, call, make or offer to make any optional or voluntary redemption of, or otherwise optionally or voluntarily redeem, any of the Second Priority Debt or any Indebtedness incurred in respect of a permitted renewal, exchange or refinancing thereof; provided, however, that (a) any Borrower may redeem, prepay or defease the Second Priority Debt (or any Indebtedness incurred in respect of a permitted renewal, exchange or refinancing thereof) in exchange for, or with the net cash proceeds of, (i) any Indebtedness incurred in respect of a permitted renewal, exchange or refinancing thereof, (ii) a sale or exchange of Equity Interests of Borrower that is contemporaneous with such optional or voluntary redemption, prepayment or defeasement, (iii) a combination of any Indebtedness incurred in respect of a permitted renewal, exchange or refinancing thereof and a sale or exchange of Equity Interests of Borrower that is contemporaneous with such optional or voluntary redemption, prepayment or defeasement, and (b) any Borrower may redeem, prepay or defease the Second Priority Debt (or any Indebtedness incurred in respect of a permitted renewal, exchange or refinancing thereof) if (i) immediately prior and upon giving effect thereto, no Default or Event of Default shall exist, (ii) Excess Availability immediately prior thereto shall be greater than $~~40,000,000~~20,000,000 (or, at time that the Formula Amount is less than $~~40,000,000,~~20,000,000, Liquidity immediately prior thereto shall be greater than $~~40,000,000~~20,000,000) and (iii) the Agent shall have received satisfactory projections showing that Excess Availability for the immediately following period of ninety (90) consecutive days shall not be less than $~~40,000,000~~20,000,000 (or, at time that the Formula Amount is less than $~~40,000,000,~~20,000,000, Liquidity immediately prior thereto shall be greater than $~~40,000,000~~20,000,000). For the avoidance of doubt, nothing in this Agreement shall limit Borrower's ability to make any scheduled payments or mandatory prepayments with respect to any Second Priority Debt or any permitted renewal, exchange or refinancing in respect thereof.
7.19    Other Agreements. Enter into any material amendment, waiver or modification of the Second Priority Notes Documents or any related agreements if the effect thereof would adversely and materially affect the rights of the Lenders under this Agreement, including the shortening of its maturity or average life or increasing the amount of any scheduled payments of principal, provided that the foregoing shall not prohibit the execution of (i) supplemental indentures associated with the incurrence of Second Priority Debt to the extent permitted by Section 7.8 hereof, (ii) other indentures or agreements in connection with the incurrence of any Indebtedness incurred in respect of a permitted renewal, exchange or refinancing of Second Priority Debt, (iii) supplemental indentures to add guarantors if required by the terms of any Second Priority Debt or any indentures or agreements in connection with Indebtedness incurred in respect of a permitted renewal, exchange or refinancing in respect thereof, provided Borrower shall have caused the additional guarantor to become a Guarantor hereunder, (iv) documents, amendments and supplemental indentures as permitted by the Intercreditor Agreement or (v) amendments, modifications, waivers or other changes that are acceptable to Agent in its sole discretion and not materially adverse to the Lenders.
7.20    Membership / Partnership Interests. Designate or permit any of their Subsidiaries to (a) treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of "security" in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or (b) certificate their limited liability membership interests or partnership interests, as applicable.
7.21    Limitation on Restrictions on Subsidiary Distributions. Enter into or permit to exist or become effective any consensual encumbrance or restriction on the ability of any domestic Subsidiary of any Loan Party to: (a) declare, pay or make any dividend or distribution in respect of any Equity Interests of such Subsidiary held by, or pay any indebtedness owed to, any Loan Party or any other Subsidiary of such Loan Party; (b) make loans or advances to, or Investments in, any Loan Party or any other Subsidiary of such Loan Party; and (c) transfer any of its assets to any Loan Party or any other Subsidiary of such Loan Party, except for such encumbrances or restrictions existing under or by reason of: (i) any restrictions existing under this Agreement and the Other Documents or the Second Priority Notes Indenture; and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Equity Interests or assets of such Subsidiary.

VIII.	CONDITIONS PRECEDENT.
8.1    Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)    Note. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;
(b)    Other Documents. Agent shall have received each of the executed Other Documents, as applicable;
(c)    Intercreditor Agreement Joinder. Agent shall have entered into the Intercreditor Agreement Joinder with Borrowers, Second Priority Indenture Trustee and Second Priority Notes Collateral Agent and Borrowers shall have executed and delivered Exhibit III to the Intercreditor Agreement;
(d)    Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(d);
(e)    Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer, Treasurer or Controller of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects (except to the extent any such representation or warranty expressly is qualified by materiality or "Material Adverse Effect", in which case such representations and warranties shall be true and correct in all respects) on and as of such date, and (ii) on such date no Default or Event of Default has occurred or is continuing;
(f)    Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Domestic Receivables, Eligible Unbilled Receivables, Eligible Foreign Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;
(g)    Excess Availability; Senior Secured Leverage Ratio. After giving effect to the initial Advances hereunder. Borrowers shall have (i) Excess Availability of at least $40,000,000 and (ii) a ratio of Senior Funded Debt to EBITDA (excluding, for the purposes of this Section 8.1(g), expenditures related directly to the Multi-Client Data Library) of not greater than 3.0 to 1.0, measured on a rolling four (4) quarter basis;
(h)    Blocked Accounts. Borrowers shall have opened the Depository Accounts with Agent or Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and Agent shall have entered into control agreements with the applicable financial institutions in form and substance satisfactory to Agent with respect to such Blocked Accounts;
(i)    Second Priority Notes Documents. Agent shall have received final executed copies of the Second Priority Notes Documents, and all related agreements, documents and instruments as in effect on the Closing Date;
(j)    Filings. Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;
(k)    Lien Waiver Agreements. Borrowers shall have used commercially reasonable efforts to obtain Lien Waiver Agreements with respect to all locations or places at which Inventory, Equipment and books and records are located;
(l)    Secretary's Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances and Swing Loans and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower (to the extent the notion of "good standing" applies) in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower's business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) (to the extent the notion of "good standing" applies) dated not more than 10 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;
(m)    [Reserved];
(n)    Legal Opinion. Agent shall have received the executed legal opinion of (i) the general counsel of Geophysical, with respect to certain corporate matters concerning Borrowers, and (ii) Mayer Brown LLP which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agent may reasonably require, each in form and substance satisfactory to Agent, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(o)    No Litigation. Except for the Patent Litigation, no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement or the Other Documents, or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;
(p)    Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles, machinery and equipment, Multi-Client Data Library and Intellectual Property of each Borrower and all books and records in connection therewith;
(q)    Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;
(r)    Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;
(s)    Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, credit insurance with respect to Eligible Foreign Receivables and Eligible Unbilled Receivables, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrowers' insurance broker containing such information regarding Borrowers' casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrowers' insurer naming Agent as lenders loss payee and mortgagee, as applicable;
(t)    [Reserved].
(u)    Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;
(v)    Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and. Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;
(w)    No Adverse Material Change. (i) Since March 31, 2014, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;
(x)    Contract Review. Agent shall have received and reviewed all Material Contracts of Borrowers including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;
(y)    Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in compliance in all material respects with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws; and
(z)    Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.
8.2    Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)    Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (except to the extent any such representation or warranty expressly is qualified by materiality or "Material Adverse Effect", in which case such representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);
(b)    No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and
(c)    Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.
Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.	INFORMATION AS TO BORROWERS.
Each Borrower shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) and the termination of this Agreement:
9.1    Disclosure of Material Matters. Promptly, but in any event, within two (2) Business Days of learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
9.2    Schedules. Deliver to Agent on or before the fifteenth (15th) Business Day of each month as and for the prior month (or, upon the occurrence and during the continuation of a Cash Dominion Trigger Event, more frequently and for such periods as required by Agent) (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month (provided that during the existence of a Cash Dominion Trigger Event, such Borrowing Base Certificates shall be delivered weekly on or before Tuesday of each week, calculated as of the last day of the prior week) and which, in any case, shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). In addition, upon the occurrence and during the continuation of a Cash Dominion Trigger Event, each Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules; (ii) copies of Customer's invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder; provided that Agent shall endeavor to inform Borrower prior to any such confirmation or verification; provided, further, that the failure of Agent to so inform Borrower shall not give rise to any liability on the part of Agent. The items to be provided under this Section 9.2 are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.
9.3    Environmental Reports.
(a)    Promptly following request by the Agent, furnish Agent with a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all applicable Environmental Laws (or, to the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance).
(b)    In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein or the operations or the business (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(c)    Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Borrower to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Borrower and the Governmental Body regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in and Lien on the Collateral.
9.4    Litigation. Promptly notify Agent in writing of (a) any claim, litigation, suit or administrative proceeding affecting any Borrower, or any Guarantor, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect and (b) any material development in the Patent Litigation.
9.5    Material Occurrences. Promptly, but in any event, within three (3) Business Day, notify Agent in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event of default under the Second Priority Notes Documents; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Second Priority Notes Documents; (d) any event, development or circumstance whereby it is determined that any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by any Borrower which might result in the acceleration of the maturity of any Material Indebtedness, including the names and addresses of the holders of such Material Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Borrower or any Guarantor, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto. For purposes of clause (d) of this Section 9.5, it is acknowledged by the parties hereto that a determination to restate or amend any financial statement or other report under GAAP or any other applicable rules or guidelines (including any rule or guideline promulgated by the SEC) shall not, in and of itself, constitute conclusive evidence that such financial statement or other report is inaccurate in any material respect for purposes of this Agreement or any Other Agreement; provided that Borrowing Agent shall, in any event, give Agent notice of any such restatement or amendment in accordance with this Section 9.5.
9.6    Government Receivables. Notify Agent promptly if, at any time, the aggregate amount of its Receivables arising out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them exceeds $1,000,000.
9.7    Annual Financial Statements. Furnish Agent and Lenders within one hundred twenty (120) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification (other than going concern qualifications with respect to the maturity of the Revolving Commitments within twelve (12) months of the delivery of such financial statements) by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent; provided that to the extent that Borrowing Agent shall have delivered to Agent an Annual Report on Form 10-K (or notice that an Annual Report on Form 10-K has been filed with the SEC), such delivery shall be deemed to satisfy the foregoing requirements of this Section 9.7. In addition, the reports shall be accompanied by a Compliance Certificate.
9.8    Quarterly Financial Statements. Furnish Agent and Lenders within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Borrowers' business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; provided that to the extent that Borrowing Agent shall have delivered to Agent a Quarterly Report on Form 10-Q (or notice that a Quarterly Report on Form 10-Q has been filed with the SEC), such delivery shall be deemed to satisfy the foregoing requirements of this Section 9.8. The reports shall be accompanied by a Compliance Certificate.
9.9    Royalty Obligation Reports. Furnish Agent within fifteen (15) Business Days after the end of each month (or more frequently as reasonably required by Agent) a royalty obligation report for such month in form and content satisfactory to Agent.
9.10    Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of all notices, financial statements, reports and other materials as each Borrower shall send to the SEC (or notice that any of the foregoing has been filed with the SEC) and (ii) copies of all notices, reports, ~~fmancial~~financial statements and other materials sent pursuant to the Second Priority Notes Documents.
9.11    Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least ten (10) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any material labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.
9.12    Projected Operating Budget. Furnish Agent and Lenders, no later than sixty (60) days after the beginning of each Borrower's fiscal years commencing with fiscal year 2015, a month by month projected operating budget and cash flow of Borrowers on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
9.13    [Reserved].
9.14    Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person which lapse or termination could reasonably be expected to have a Material Adverse Effect, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent which refusal could reasonably be expected to have a Material Adverse Effect; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.
9.15    ERISA Notices and Requests. Furnish Agent with prompt written notice in the event that (i) any Borrower or any member of its Controlled Group has established or become obligated to contribute to a Pension Benefit Plan or become obligated to contribute to a Multiemployer Plan, or (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto.
9.16    Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
9.17    Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4 (Locations of Equipment and Inventory), 5.2 (States of Qualification and Good Standing; Subsidiaries), 5.9 (Intellectual Property, 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), and 5.26 (Letter-of-Credit Rights); provided that absent the occurrence and continuance of any Event of Default, Borrowers shall only be required to provide such updates on a quarterly basis in connection with delivery of a Compliance Certificate with respect to the applicable fiscal quarter. Any such updated Schedules delivered by Borrowers to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.
9.18    Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however~~.~~, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

X.	EVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an "Event of Default":
10.1    Nonpayment. Failure by any Borrower to pay (a) any principal on the Advances when due (including without limitation pursuant to Section 2.9), or (b) any interest, other fee, charge, amount or liability provided for herein or in any Other Document, within three (3) Business Days following the due date thereof, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment~~.~~;
10.2    Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;
10.3    Financial Information. Failure by any Borrower to (i) furnish financial information required to be delivered pursuant to Article IX (other than Sections 9.9, 9.10, 9.11 or 9.12) when due, or (ii) permit the inspection of its books or records or access to its premises for field examinations, audits and appraisals in accordance with the terms hereof;
10.4    Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Borrower's Inventory or Receivables or (b) against a material portion of any Borrower's other property, such Lien, levy, assessment, injunction or attachment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect;
10.5    Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Borrower, any Guarantor or any Person to perform, keep or observe any term, provision, condition, covenant contained in Sections 4.6, 4.7, 6.2 or 6.5 or Articles ~~VD~~VII or IX, (ii) failure or neglect of any Borrower to the furnish financial information required under Sections 9.9, 9.10, 9.11 or 9.12 when due, which is not cured within ten (10) days from the occurrence of such failure or neglect, or (iii) failure or neglect of any Borrower to perform, keep or observe any other term, provision, condition or covenant, contained herein, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower, any Guarantor or such Person, and Agent or any Lender which is not cured within thirty (30) days from any Borrower having become aware of the occurrence of such failure or neglect;
10.6    Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money (other than in respect of the Patent Litigation) are rendered against any Borrower or any Guarantor for an aggregate amount (exclusive of amounts fully covered by valid and collectible independent third-party insurance in respect thereof) in excess of $20,000,000 and (b) (i) such judgment shall remain undischarged for a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (ii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties;
10.7    Bankruptcy. Any Borrower or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
10.8    [Reserved]~~.~~;
10.9    Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances that have priority as a matter of Applicable Law), except as otherwise permitted in accordance with this Agreement or any Other Document;
10.10    Second Priority Notes Default. An event of default has occurred under the Second Priority Notes Documents, which default shall not have been cured or waived within any applicable grace period, or if any Person party to the Intercreditor Agreement breaches or violates, or attempts to terminate or challenge the validity of, the Intercreditor Agreement;
10.11    Cross Default. Any specified "event of default" under any Indebtedness (other than the Obligations) of any Borrower with a then-outstanding aggregate principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding aggregate total obligation amount) of $20,000,000 or more ("Material Indebtedness"), or any other event or circumstance which would permit the holder of any such Material Indebtedness of any Borrower to accelerate such Indebtedness (and/or the obligations of any Borrower thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Material Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), provided that this Section 10.11 shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
10.12    Breach of Guaranty or Pledge Agreement. Termination or material breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;
10.13    Change of Control. Any Change of Control shall occur;
10.14    Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender or any Borrower challenges the validity of or its liability under this Agreement or any Other Document;
10.15    Seizures. Any (a) portion of the Collateral having an aggregate value in excess of $1,000,000 shall be seized, subject to garnishment or taken by a Governmental Body, or any Borrower or any Guarantor, or (b) the title and rights of any Borrower, any Guarantor or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;
10.16    [Reserved]~~.~~;
10.17    Pension Plans. A Termination Event shall have occurred that, in the reasonable judgment of Agent, when taken together with all other Termination Events that have occurred (if any), could reasonably be expected to result in a Material Adverse Effect~~.~~;
10.18    Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 16.18 is or becomes false or misleading at any time.

XI.	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
11.1    Rights and Remedies.
(a)    Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations (other than Hedge Liabilities and Cash Management Liabilities) shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations (other than Hedge Liabilities and Cash Management Liabilities) shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Section 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence of any Event of Default and while such Event of Default is continuing~~.~~, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Upon the occurrence of any Event of Default and while such Event of Default is continuing~~.~~, Agent may enter any of any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. Upon the occurrence of any Event of Default, with or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower's (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.
(b)    To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
11.2    Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights~~.~~, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder as against Borrowers or each other.
11.3    Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder~~.~~, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower's property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.
11.4    Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
11.5    Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities) or in respect of the Collateral shall be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;
SECOND, to payment of any fees owed to Agent;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;
FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;
FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;
SIXTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest (other than interest in respect of Swing Loans paid pursuant to clause FOURTH above);
SEVENTH, to the payment of the outstanding principal amount of the Obligations (other than principal in respect of Swing Loans paid pursuant to clause FIFTH above) arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof)~~.~~;
EIGHTH, to all other Obligations arising under this Agreement (other than Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses "FIRST" through "SEVENTH" above;
NINTH, to any Cash Management Liabilities and Hedge Liabilities which shall have become due and payable or otherwise and not repaid pursuant to Clauses "FIRST" through "EIGHTH" above; ~~and~~
TENTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses "FIRST" through "NINTH"; and
ELEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses "SIXTH", "SEVENTH", "EIGHTH" and "TENTH" above; and, with respect to clause "NINTH" above, an amount equal to its pro rata share (based on the proportion that the then outstanding Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Cash Management Liabilities and Hedge Liabilities; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clause "SEVENTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "SEVENTH," "EIGHTH", "NINTH", and "TENTH" above in the manner provided in this Section 11.5.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.
12.1    Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
12.2    Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
12.3    Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT~~'~~, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.	EFFECTIVE DATE AND TERMINATION.
13.1    Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the sooner of (a) the Scheduled Maturity Date and (b) the date which is ninety (90) days prior to the maturity date of the Second Priority Notes (or such later due date if the Second Priority Notes shall have been refinanced) (the "Term"), in each case unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent upon payment in full of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) (provided that any such notice of termination may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied).
13.2    Termination. The termination of the Agreement shall not affect Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations (other than contingent Obligations not then due and payable) have been fully and paid, disposed of, concluded or liquidated. The security interests~~.~~, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) of each Borrower have been paid and performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than Hedge Liabilities and Cash Management Liabilities) have been paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than Hedge Liabilities and Cash Management Liabilities) are paid and performed in full.

XIV.	REGARDING AGENT.
14.1    Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to ~~perfonn~~perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b), 3.3(a) and 3.4 and the Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent's discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
14.2    Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.
14.3    Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Borrower, or the existence of any Event of Default or any Default.
14.4    Resignation of Agent~~:~~; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation~~.~~, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent's right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Pledge Agreement and all account control agreements), and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent's appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent's resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
14.5    Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.
14.6    Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
14.7    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice~~.~~, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
14.8    Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
14.9    Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
14.10    Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.
14.11    Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
14.12    No Reliance on Agent's Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Borrowers, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.
14.13    Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XV.	BORROWING AGENCY.
15.1    Borrowing Agency Provisions.
(a)    Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)    The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)    All Obligations (other than Hedge Liabilities and Cash Management Liabilities) shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations (other than Hedge Liabilities and Cash Management Liabilities) by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.
15.2    Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers' property (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations (other than Hedge Liabilities and Cash Management Liabilities).

XVI.	MISCELLANEOUS.
16.1    Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent's option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.
16.2    Entire Understanding.
(a)    This Agreement, the documents executed concurrently herewith and the Intercreditor Agreement contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged in accordance with this Section 16.2. Notwithstanding the foregoing, Borrowing Agent and Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to each Lender (which copy may be provided by electronic mail) and, if no Lender shall have objected within two Business Days after receipt of such notice, such modification shall be deemed effective. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)    Required Lenders, Agent with the consent in writing of Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:
(i)    increase the Revolving Commitment Percentage, or the maximum dollar amount of the Revolving Commitment Amount of any Lender without the consent of such Lender directly affected thereby;
(ii)    whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));
(iii)    ~~except in connection with any increase pursuant to Section 2.24 hereof,~~ increase the Maximum Revolving Advance Amount without the consent of all Lenders;
(iv)    alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;
(v)    alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;
(vi)    release any Collateral during any calendar year (other than the release of any Collateral in connection with the consummation of any action or transaction by a Borrower permitted hereunder or otherwise in accordance with the provisions of this Agreement) having an aggregate value in excess of $5,000,000 without the consent of all Lenders;
(vii)    change the rights and duties of Agent without the consent of all Lenders;
(viii)    subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders;
(ix)    increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of all Lenders; or
(x)    release any Guarantor or Borrower without the consent of all Lenders.
(c)    Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver~~.~~, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
(d)    In the event that Agent requests the consent of a Lender with respect to any matter requiring the consent of all Lenders pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.
(e)    Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount at such time (such sum, the "Overadvance Threshold Amount") by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to~~.~~, Collateral previously deemed to be "Eligible Domestic Receivables", "Eligible Unbilled Receivables", "Eligible Foreign Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
(f)    In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Borrowers and Lenders, at any time in Agent's sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances ("Protective Advances") to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that the Protective Advances made hereunder shall not exceed $10,000,000 in the aggregate and provided further that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances, Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
16.3    Successors and Assigns; Participations; New Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.
(b)    Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons so long as any such Person is not an Ineligible Person (each such transferee or purchaser of a participating interest, a "Participant"); provided that any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement or any Other Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (x) of the proviso in Section 16.2(b) that affects such Participant. Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrowers' prior written consent, and (ii) in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances. Any Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Advances or other obligations hereunder or any Other Document (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations hereunder or under any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f. 103- 1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)    Any Lender, with the consent of Agent (unless such assignment is to a Lender or an Affiliate of a Lender) and, unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee, the consent of Borrowers (such Borrowers' consent not to be unreasonably withheld or delayed, provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof), may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording, provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to each of the Revolving Advances under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Subject to Borrowers' consent rights described above~~.~~, Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(d)    Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(e)    Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(f)    Subject to the limitations and conditions set forth in Section 16.15, each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrower.
(g)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
16.4    Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
16.5    Indemnity. Each Borrower shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors~~.~~, Affiliates, attorneys, employees and agents (each an "Indemnified Party") for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, "Claims") which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Borrower's or any Guarantor's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrower, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent it has been determined by a final non-appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith or willful misconduct of the party to be indemnified, (2) any material breach (or, in the case of a proceeding brought by any Borrower, any breach) of this Agreement or any Other Document by the party to be indemnified or (3) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by any Borrower or any of their Affiliates, brought by an Indemnified Party against any other Indemnified Party (other than disputes, claims, demands, actions, judgments or suits involving claims against the Agent in its capacity as such). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Borrowers on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect. Borrowers will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.
16.6    Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a website to which Borrowers are directed (an "Internet Posting") if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:
(a)    In the case of hand-delivery, when delivered;
(b)    If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)    In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)    In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)    In the case of electronic transmission, when actually received;
(f)    In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(g)    If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.
(A)    If to Agent or PNC at:
PNC Bank, National Association
2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention: Tim Culver
Telephone: (214) 871-1215
Facsimile: (214) 871-2015

with a copy to:

PNC Bank, National Association
PNC Agency Services PNC
Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
Telephone: (412) 762-6442
Facsimile: (412) 762-8672

with an additional copy to:

~~Otterbourg P.C.~~
~~230 Park Avenue~~
~~New York, New York 10169~~
Holland & Knight LLP
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: ~~Richard L. Stehl~~Michelle W. Suarez, Esq.
Telephone: (~~212~~214) ~~905-3651~~964-9500
Facsimile: (~~212~~214) ~~682-6104~~964-9501

(B)    If to a Lender other than Agent, as specified on the signature pages hereof
(C)    If to Borrowing Agent or any Borrower:
ION Geophysical Corporation
2105 CityWest Blvd., Suite 400
Houston, Texas 77042-2839
Attention: ~~Gregory J. Heinlein~~Steve Bate
Telephone: ~~713-366-7274~~281-781-1046
Facsimile: 281-879-3674

with a copy to:

Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, Texas 77002
Attention: Tristan E. Propst, Esq.
Telephone: (713) 238-2657
Facsimile: (713) 238-4657

16.7    Survival. The obligations of Borrowers under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
16.8    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
16.9    Expenses. Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the reasonable fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of Agent's regular employees and agents engaged periodically to perform audits of any Borrower's or any Borrower's Affiliate's or Subsidiary's books, records and business properties.
16.10    Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
16.11    Consequential Damages. No Loan Party or Indemnified Party, nor any agent or attorney for any of them, shall be liable to any other Loan Party or Indemnified Party or any agent or attorney for any of them, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document (provided the foregoing waiver shall not affect Borrowers' obligation to indemnify any Indemnified Party pursuant to Section 16.5 hereof).
16.12    Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
16.13    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
16.14    Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
16.15    Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or, subject to an agreement containing provisions substantially the same as those of this Section 16.15, to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations (other than Hedge Liabilities and Cash Management Liabilities) have been paid in full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Borrower or any of any Borrower's Affiliates, the provisions of this Agreement shall supersede such agreements.
16.16    [Reserved].
16.17    Certifications From Banks and Participants; USA PATRIOT Act.
(a)    Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)    The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Agent may from time to time request, and each Borrower shall and shall cause each other Loan Party to provide to Agent, such Borrower's or Loan Party's name, address, tax identification number and/or such other identifying information as shall be necessary for Agent and Lenders to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.
16.18    Anti-Terrorism Laws.
(a)    Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(b)    Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.
16.19    Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Liens and security interest granted to Agent pursuant to this Agreement and the Other Documents and the exercise of any right or remedy by Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to lien priority, priority of proceeds of collateral or rights and remedies in connection with the Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.
16.20    Reallocation of the Advances and the Commitment Amounts.
On the First Amendment Effective Date, each Lender, if any, whose relative proportion of its Commitment Percentage increases over the proportion of the Commitment Percentage held by it prior to the First Amendment Effective Date, shall, by assignments among them (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the First Amendment Effective Date) acquire a portion of the Advances held by them from and among each other, and shall, through the Agent, make such other adjustments among themselves as may be necessary so that after giving effect to such assignments and adjustments, such existing Lenders shall hold all Advances outstanding under this Agreement ratably in accordance with their respective Commitment Percentages as reflected on Exhibit 1.2(a) hereto, as are amended (or deemed amended) from time to time. On the First Amendment Effective Date, all Interest Periods in respect of any LIBOR Rate Loans that were required to be assigned as set forth above shall automatically be terminated solely with respect to any such Lender that has assigned any such LIBOR Rate Loans (but not with respect to any Lender that is an assignee of any such Lender). Borrowers shall on the First Amendment Effective Date, make payments to the Lenders that held such LIBOR Rate Loans that were required to be assigned as set forth above to compensate for such termination as if such termination were a payment or prepayment referred to in Article II.

Each of the parties has signed this Agreement as of the day and year first above written.
ION GEOPHYSICAL CORPORATION

By:
Name: ~~Gregory J. Heinlein~~
Title: ~~Senior Vice President and~~
~~Chief Financial Officer~~

ION EXPLORATION PRODUCTS (U.S.A.) INC.

By:
Name: ~~Gregory J. Heinlein~~
Title: ~~Vice President~~

I/O MARINE SYSTEMS INC.

By:
Name: ~~Gregory J. Heinlein~~
Title: ~~Vice President~~

GX TECHNOLOGY CORPORATION

By:
Name: ~~Gregory J. Heinlein~~
Title: ~~Senior Vice President~~

PNC BANK, NATIONAL ASSOCIATION,
As Lender and as Agent

By:
Name: Timothy S. Culver
Title: Senior Vice President

Address:     2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention of: Timothy S. Culver
Telecopy: (214) 871-2015

Revolving Commitment Percentage: ~~62.50~~100%
Revolving Commitment Amount $~~50,000,000~~40,000,000

~~WHITNEY BANK, LENDER~~

~~By:~~
~~Name:    Wayne L. Miediamolle~~
~~Title:    Senior Vice President~~

~~Revolving Commitment Percentage: 12.50% Revolving Commitment Amount $10,000,000~~

~~WELLS FARGO BANK, N.A.~~

~~By:~~
~~Name:~~
~~Title:~~

~~1000 Louisiana St, FL 9~~
~~Houston, TX 77002~~
~~MAC T0002-090~~
~~Address~~

~~Revolving Commitment Percentage: 25%~~
~~Revolving Commitment Amount $20,000,000~~
EXHIBIT 1.2

BORROWING BASE

See Attached.

Exhibit 1.2(a)
COMPLIANCE CERTIFICATE
____________, 201_
To:    PNC Bank, National Association, as Agent for Lenders

This Compliance Certificate is furnished pursuant to that certain Revolving Credit and Security Agreement, dated August 22, 2014 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among ION GEOPHYSICAL CORPORATION ("Geophysical"'). I/O MARINE SYSTEMS, INC. ("Marine"). GX TECHNOLOGY CORPORATION ("GXT") and ION EXPLORATION PRODUCTS (U.S.A.), INC. ("Exploration" and together with Geophysical, Marine and GXT, collectively, the "Borrowers", and each individually, a "Borrower"). the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED [CHIEF FINANCIAL OFFICER][TREASURER] [CONTROLLER] OF THE BORROWING AGENT, SOLELY IN HIS OR HER CAPACITY AS THE [CHIEF FINANCIAL OFFICER][TREASURER][CONTROLLER] AND NOT PERSONALLY, HEREBY CERTIFIES TO THE LENDERS THAT:
1.    I am the [Chief Financial Officer\[Treasurer][Controller] of the Borrowing Agent:
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers during the accounting period covered by the financial statements [attached as Schedule 1 hereto][deemed delivered in accordance with Section [9.7][9.8] of the Credit Agreement]1, and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers on a consolidating and consolidated basis in accordance with GAAP applied on a basis consistent with prior practices, and subject to the terms and conditions set forth in Section 9.7 and Section 9.8 of the Credit Agreement;
3.    Except as set forth in paragraph 6 below, the examinations described in paragraph 2 did not disclose, and I have no knowledge of, (i) the occurrence and continuation of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate or (ii) any change in the application of GAAP that has occurred since the date of the most recent financial statements referred to in Section 9.7 or Section 9.8 of the Credit Agreement, as applicable;
4.    If a Covenant Testing Trigger Event has occurred and shall then exist, Schedule 2 attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with Section 6.5(~~b~~a) of the Credit Agreement~~, and upon the existence of a Covenant Testing Trigger Event, Section 6.5(a)~~, all of which data and computations are true and correct;
5.    Schedule 3 attached hereto sets forth updates, if any, to each of the Schedules referred to in Section 9.17 of the Credit Agreement;
6.    Described below are the exceptions, if any, to paragraph 3, listing in detail (i) the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event, or (ii) the change in the application of GAAP and the effect of such change on the attached financial statements:

[Signature Page Follows]

This Compliance Certificate is made and delivered as of the day and year first written above.
________________________________________, as the [Chief Financial Officer] [Treasurer] [Controller] of Borrowing Agent

Exhibit 2.1(a)
REVOLVING CREDIT NOTE
$[___________]                                ~~August 22, 2014~~[___________], 20__

This Revolving Credit Note (this "Revolving Credit Note") is executed and delivered under and pursuant to the terms and conditions of that certain Revolving Credit and Security Agreement dated ~~of even date herewith~~as of August 22, 2014 (as amended, restated, supplemented and modified from time to time, the "Credit Agreement") by and among ION GEOPHYSICAL CORPORATION ("Geophysical"). I/O MARINE SYSTEMS, INC. ("Marine"). GX TECHNOLOGY CORPORATION ("GXT") and ION EXPLORATION PRODUCTS (U.S.A.), INC. ("Exploration" and together with Geophysical, Marine and GXT, collectively, the "Borrowers", and each individually, a "Borrower"), the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and each individually, a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.
FOR VALUE RECEIVED, the Borrowers hereby promise to pay, on a joint and several basis, to the order of [_____________________________], in its capacity as a Lender ("Payee"), at the office of Agent located at ~~340 Madison Avenue, New York, New York 10173~~Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to Borrowers in writing:
(a)    the principal sum of [____________] ($___________) or, if different from such amount, the unpaid principal balance of Payee's Revolving Commitment Percentage of the Revolving Advances as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement, subject to acceleration upon the occurrence of an Event of Default or earlier termination of the Credit Agreement pursuant to the terms thereof; and
(b)    interest on the principal amount of the Revolving Advances under this Revolving Credit Note shall accrue at the applicable Revolving Interest Rate in accordance with the provisions of the Credit Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest exceed the amount collectible at the maximum interest rate permitted by applicable law.
This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is secured by the liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.
This Revolving Credit Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.
If an Event of Default under Section 10.7 (other than Section 10.7(vii)) of the Credit Agreement shall occur, then this Revolving Credit Note shall immediately become due and payable, without notice, together with all other Obligations owed to Payee. If any other Event of Default shall occur, and the same is not cured within any applicable grace or cure period or waived, then this Revolving Credit Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with all other Obligations owed to Payee.
This Revolving Credit Note shall be construed and enforced in accordance with the laws of the State of New York.
The Borrowers expressly waive any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.
[Signature page follows]

IN WITNESS WHEREOF, this Revolving Credit Note is executed as of the date set forth above.
ION GEOPHYSICAL CORPORATION

By:
Name:
Title:

I/O MARINE SYSTEMS, INC.

By:
Name:
Title:

GX TECHNOLOGY CORPORATION

By:
Name:
Title:

ION EXPLORATION PRODUCTS (U.S.A.), INC.

By:
Name:
Title:

Exhibit 2.4(a)

SWING LOAN NOTE

$[________________]                            ~~August 22, 2014~~[___________], 20__

This Swing Loan Note (this "Swing Loan Note") is executed and delivered under and pursuant to the terms and conditions of that certain Revolving Credit and Security Agreement dated ~~of even date herewith~~as of August 22, 2014 (as amended, restated, supplemented and modified from time to time, the "Credit Agreement") by and among ION GEOPHYSICAL CORPORATION ("Geophysical"). I/O MARINE SYSTEMS, INC. ("Marine"). GX TECHNOLOGY CORPORATION ("GXT") and ION EXPLORATION PRODUCTS (U.S.A.), INC. ("Exploration" and together with Geophysical, Marine and GXT, collectively, the "Borrowers", and each individually, a "Borrower"), the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and each individually, a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Credit Agreement.
FOR VALUE RECEIVED, the Borrowers hereby promise to pay, on a joint and several basis, to the order of [_________________], in its capacity as Swing Loan Lender ("Payee"), at the office of Agent located at ~~340 Madison Avenue, New York, New York 10173~~Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to Borrowers in writing:
(a)    the principal sum of [____________] ($___________) or, if different from such amount, the unpaid principal balance of Swing Loans as may be due and owing under the Credit Agreement, payable in accordance with the provisions of the Credit Agreement, subject to acceleration upon the occurrence of an Event of Default or earlier termination of the Credit Agreement pursuant to the terms thereof; and
(b)    interest on the principal amount of the Swing Loans under this Swing Loan Note shall accrue at the Revolving Interest Rate for Domestic Rate Loans. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest exceed the amount collectible at the maximum interest rate permitted by applicable law.
This Swing Loan Note is the Swing Loan Note referred to in the Credit Agreement and is secured by the liens granted pursuant to the Credit Agreement and the Other Documents, is entitled to the benefits of the Credit Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.
This Swing Loan Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.
If an Event of Default under Section 10.7 (other than Section 10.7(vii)) of the Credit Agreement shall occur, then this Swing Loan Note shall immediately become due and payable, without notice, together with all other Obligations owed to Payee. If any other Event of Default shall occur, and the same is not cured within any applicable grace or cure period or waived, then this Swing Loan Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with all other Obligations owed to Payee.
This Swing Loan Note shall be construed and enforced in accordance with the laws of the State of New York.
The Borrowers expressly waive any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.
[Signature page follows]

IN WITNESS WHEREOF, this Swing Loan Note is executed as of the date set forth above.
ION GEOPHYSICAL CORPORATION

By:
Name:
Title:

I/O MARINE SYSTEMS, INC.

By:
Name:
Title:

GX TECHNOLOGY CORPORATION

By:
Name:
Title:

ION EXPLORATION PRODUCTS (U.S.A.), INC.
By:

By:
Name:
Title:

~~EXHIBIT 2.24~~
~~FORM OF JOINDER OF NEW LENDER SUPPLEMENT~~

~~This JOINDER OF NEW LENDER SUPPLEMENT, dated ____________, 20_, (this "Supplement"), is by and among __________________ ("New Lender"). ION GEOPHYSICAL CORPORATION ("Borrowing Agent") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (as defined below), and is being delivered pursuant to that certain Revolving Credit and Security Agreement dated as of August 22, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement") among Borrowing Agent, I/O MARINE SYSTEMS, INC. ("Marine"). GX TECHNOLOGY CORPORATION ("GXT") and ION EXPLORATION PRODUCTS (U.S.A.), INC. ("Exploration" and together with Borrowing Agent, Marine and GXT, collectively, the "Borrowers", and each individually, a "Borrower"), the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and each individually, a "Lender") and PNC, as agent for Lenders (PNC, in such capacity, the "Agent").~~
~~WITNESSETH:~~

~~WHEREAS, pursuant to Section 2.24 of the Credit Agreement, the Borrowers have the right, subject to the terms and conditions thereof, to effectuate from time to time, an increase in the Maximum Revolving Advance Amount under the Credit Agreement by requesting one or more new lenders to join the Credit Agreement and provide a Revolving Commitment Amount; and~~
~~WHEREAS, the Borrowers have given notice to the Agent of their intention to increase the Maximum Revolving Advance Amount pursuant to, and subject to the provisions of, Section 2.24 of the Credit Agreement; and~~
~~WHEREAS, subject to the approval of Agent, the undersigned New Lender desires to become a party to the Credit Agreement and make Revolving Advances thereunder by executing and delivering this Supplement to the Borrowing Agent and Agent;~~
~~NOW, THEREFORE, each of the parties hereto hereby agrees as follows:~~
~~1.    New Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement, to the same extent as if originally a party thereto, with a Revolving Commitment Amount with respect to Revolving Advances of $__________.~~
~~2.    New Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as an agent on New Lender's behalf and to exercise such powers and discretion under the Credit Agreement or any Other Document as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.~~
~~3.    New Lender's address for notices for the purposes of the Credit Agreement is as follows:~~
~~[____________________]~~
~~4.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.~~
~~5.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.~~
~~6.    This Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.~~
~~[Signature Page Follows]~~

~~IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.~~
~~[NEW LENDER]~~

~~By:~~
~~Name:~~
~~Title:~~

~~Accepted and agreed to by:~~

~~PNC BANK, NATIONAL ASSOCIATION,~~
~~as Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~ION GEOPHYSICAL CORPORATION, as Borrowing Agent~~

~~By:~~
~~Name:~~
~~Title:~~
EXHIBIT 5.5(b)

FINANCIAL PROJECTIONS

See Attached.

EXHIBIT 5.5(b)

FINANCIAL PROJECTIONS

See Attached.

EXHIBIT 8.1(d)

FINANCIAL CONDITION CERTIFICATE

~~August 22, 2014~~
[________]

I, ________________________, hereby certify solely in my capacity as [Chief Financial Officer] [Treasurer] of ION GEOPHYSICAL CORPORATION ("Borrowing Agent") and not in my personal capacity, that:
1)    I am the duly elected, qualified and acting [Chief Financial Officer] of Borrowing Agent. Borrowing Agent, together with I/O MARINE SYSTEMS, INC. ("Marine"). GX TECHNOLOGY CORPORATION ("GXT") and ION EXPLORATION PRODUCTS (U.S.A.), INC. are collectively referred to herein as "Borrowers", and each individually, a "Borrower".
2)    I am fully familiar with all of the business and financial affairs of the Borrowers including, without limiting the generality of the foregoing, all of the matters hereinafter described.
3)    This Certificate is made and delivered to PNC BANK, NATIONAL ASSOCIATION ("PNC"), in its individual capacity as agent (in such capacity as agent, the "Agent") for each of the financial institutions named as lender or which hereafter become a lender (each individually a "Lender" and collectively (including PNC), "Lenders") under that certain Revolving Credit and Security Agreement, dated of ~~even date herewith~~August 22, 2014 ("Credit Agreement"), by and among. Borrowers, Lenders and Agent, for the purpose of inducing the Agent and the Lenders, now and from time to time hereafter, to advance monies and extend credit and other financial accommodations to Borrowers pursuant to the Credit Agreement and Other Documents. I understand that the Agent and the Lenders are relying on this Certificate. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
4)    The Pro Forma Balance Sheet is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions. The Projections are based on underlying assumptions believed to be reasonable at the time such Projections were prepared in light of the circumstances of the set of conditions and course of action for the projected period believed by the Borrowing Agent to be most likely.
5)    Immediately following the execution of the Credit Agreement and Other Documents and the consummation of the Transactions, (a) the fair saleable value of Borrowers' assets (calculated on a going concern basis) will be in excess of the amount of its liabilities, and (b) each Borrower is solvent, able to pay such Borrower's debts as they mature, has capital sufficient to carry on such Borrower's business and all businesses in which such Borrower is about to engage~~. After giving effect to the initial Advances under the Credit Agreement, Borrowers shall have (i) Excess Availability of at least $40,000,000 and (ii) a ratio of Senior Funded Debt to EBITDA (excluding, for the purposes of this Section 5, expenditures related directly to the Multi-Client Data Library) of not greater than 3.0 to 1.0, measured on a rolling four (4) quarter basis~~. The aggregate amount of Eligible Domestic Receivables, Eligible Foreign Receivables, Eligible Unbilled Receivables ~~and~~, Eligible Inventory and Eligible Multi-Client Data Library Assets is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Financial Condition Certificate to be executed and delivered on the date first above written.
ION GEOPHYSICAL CORPORATION, as Borrowing Agent

By:
Name:
Title: [Chief Financial Officer] [Treasurer]

EXHIBIT 16.3

COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT, dated as of _____________, 20__, among ___________________________________ (the "Transferor Lender"), each Purchasing Lender executing this Commitment Transfer Supplement (each, a "Purchasing Lender"), and PNC Bank, National Association ("PNC") as agent for the Lenders (as defined below) under the Credit Agreement (as defined below).
WITNESSETH:

WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 16.3 of the Revolving Credit and Security Agreement dated as of August 22, 2014 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement") among ION GEOPHYSICAL CORPORATION ("Geophysical"). I/O MARINE SYSTEMS, INC. ("Marine"). GX TECHNOLOGY CORPORATION ("GXT") and ION EXPLORATION PRODUCTS (U.S.A.), INC. ("Exploration" and together with Geophysical, Marine and GXT, collectively, the "Borrowers", and each individually, a "Borrower"), the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and each individually, a "Lender") and PNC, as agent for Lenders (PNC, in such capacity, the "Agent"):
WHEREAS, each Purchasing Lender wishes to become a Lender party to the Credit Agreement; and
WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Credit Agreement;
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.    All capitalized terms used herein which are not defined shall have the meanings given to them in the Credit Agreement.
2.    Upon receipt by the Agent of four counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Purchasing Lender, Transferor Lender and Agent (and, provided (i) no Event of Default has occurred and is then continuing and (ii) Purchasing Lender does not qualify as a Permitted Assignee (as defined in the Credit Agreement), Borrowing Agent), Agent will transmit to Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.
3.    At or before 12:00 Noon (New York City time) on the Transfer Effective Date, each Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion of the Advances being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Notes. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender's Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.
4.    Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.
5.    (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.
(ii) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to. Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrowers.
6.    Concurrently with the execution and delivery hereof. Transferor Lender will provide to each Purchasing Lender conformed copies of the Credit Agreement and all related documents delivered to Transferor Lender.
7.    Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.
8.    By executing and delivering this Commitment Transfer Supplement, Transferor Lender and each Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim. Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their Obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof; (vi) each Purchasing Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Other Documents as are delegated to Agent by the terms thereof; (vii) each Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Credit Agreement to be performed by each as a Lender; and (viii) each Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and Borrowers that it is either (a) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrowers under the Credit Agreement and the Other Documents or (b) is engaged in trade or business within the United States of America.
9.    Schedule I hereto sets forth the revised Commitment Percentages of Transferor Lender and the Commitment Percentage of each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.
10.    This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.
__________________________________________as Transferor Lender

By:
Name:
Title:

as a Purchasing Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION as Agent

By:
Name:
Title:

Agreed, in accordance Section 16.3(c) of the Credit Agreement:1

ION GEOPHYSICAL CORPORATION,
as Borrowing Agent

By:
Name:
Title:

1 Borrower’s signature block should only be included if Borrower’s consent is required under Section 16.3(c).